UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2022

Trans Global Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56204	27-2052033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rm2701, Block A, Zhantao Technology Bldg, Minzhi Street

Guangdong Province 518000, China

(Address of principal executive offices (zip code))

(86)138 2338 3535

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common stock

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TGGI	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

JUMPSTART OUR BUSINESS STARTUPS ACT

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (the “JOBS Act”) as we do not have more than $1,070,000,000 in annual gross revenue and did not have such amount as of December 31, 2021, our last fiscal year. We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $2,000,000,000 or (ii) we issue more than $2,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and Section 14A(a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act and Section 14A(a) and (b) of the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K or Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

Item 1.01 Entry into Material Definitive Agreement

On August 8, 2022, Trans Global Group Inc. (“TGGI,” or the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with ZXG Holdings Limited (“ZXGBVI”), a BVI Business company. the sole shareholder of ZXGBVI, Southsea Global Limited. (“Southsea”), a BVI Business Company, which is wholly 100% owned by Mrs. Woo Shuk Fan (“Woo”), and Woo, as the officer, director and shareholder of Southsea. Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of ZXGBVI was exchanged for 1,465,761,689 shares of common stock of the Company at the Closing issued to the Southsea. The transaction has been accounted for as a recapitalization of the Company, whereby TGGI is the accounting acquirer.

Immediately after completion of such share exchange, the Company will have a total of 21,838,187,608 issued and outstanding shares, with authorized share capital for common share of 99,995,000,000.

Consequently, the Company has ceased to fall under the definition of shell company as define in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and ZXGBVI is now a wholly-owned subsidiary.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, on August 8, 2022, we acquired all the issued and outstanding shares of ZXGBVI pursuant to the Share Exchange Agreement and ZXGBVI became our wholly-owned subsidiary.

As a result of the acquisition of all of the issued and outstanding shares of ZXGBVI, we have now assumed ZXGBVI’s business operations as our own.

FORM 10 DISCLOSURE

As mentioned in Item 1.01, on August 8, 2022, the Company effectively acquired ZXGBVI in a reverse merger business combination transaction and of which the Company was a shell company prior to such acquisition is now entering into a business combination, other than a business combination with a shell company, as those terms are defined in Rule 12b-2 under the Exchange Act, according to Item 2.01(f) of Form 8-K, the registrant is required to disclose the information that would be required if the registrant were filing a general form for registration of securities under the Exchange Act on Form 10.

We hereby provide below information that would be included in a Form 10 registration statement.

Description of Businesses

Corporate History

Trans Global Group, Inc. (the “Company”) was originally incorporated in Colorado on April 2, 1979 as Teletek, Inc. On September 23, 2020, Matthew Dwyer, the Company, and Chen Ren entered into that certain Stock Purchase Agreement, pursuant to which Dwyer agreed to return 200,000 shares of Series AA Preferred stock, par value $0.0001 per share to treasury for $150,000, and the Company agreed to issue 20,000 shares of Series B Preferred Stock, of the Company representing approximately 93% of the outstanding voting power to Chen Ren. And Matthew Dwyer resigned as sole officer of the Company (including as President, Chief Executive Officer, Secretary and Treasure) and Chen Ren was appointed as sole officer of the Company (including as President, Chief Executive Officer, Secretary and Treasure) on the same date.

On April 20, 2022, Woo became the sole member of Southsea in Birtish Virgin Islands. Woo, in turn, incorporated ZXGBVI in Birtish Virgin Islands on May 16, 2022. Woo then acquired Hong Kong Zuixiangui International Holding Co Ltd (“ZXGHK”) on June 1, 2022, and Zui Xian Gui International Holding (Shenzhen) Co., Ltd (“ZXGWOFE”) and reorganized these entities with ZXGBVI being a holding entity and the only shareholder. As a result of the reorganization, ZXGBVI owns 100% interest in ZXGHK and ZXGHK owns 100% interest in ZXGWOFE and ZXGWOFE owns 100% interest in ZXGSZ.

On August 8, 2022, we consummated a share exchange pursuant to a Share Exchange Agreement among the Company, ZXGBVI and Southsea, pursuant to which we acquired all the ordinary shares of ZXGBVI in exchange for the issuance to Southsea of an aggregate of 1,465,761,690 shares of the Company. As a result of the transactions contemplated by the Share Exchange, ZXGBVI became a wholly-owned subsidiary of the Company. Such reorganization was completed on August 8, 2022.

Business Overview

Trans Global Group Inc. (“TGGI” or the “Company”) is a US holding company incorporated in Delaware. We conduct our business through our PRC subsidiary “Shenzhen Zui Xian Gui Brewery Technology Limited” (“ZXGSZ”), which is a wine distribution and retail sales company based in Guangdong province, China. With the mission to let the world taste Chinese wine, and let the world fall in love with “ZuiXianGui”. Through the offline and online promotion, we hope to deepen the customers’ impression of the brand and the promote sales.

Shenzhen Zui Xian Gui Brewery Technology Limited” (“ZXGSZ”)

“Zui Xian Gui 醉仙归”, the brand name was founded by Mr. Ren Chen, a famous singer and post-80s entrepreneur. He insisted on building Chinese flavored liquor and a Chinese liquor culture, building the brand with special quality and multi liquor culture, and striving to create a healthy and good wine belonging to China and the world. ZXGSZ was principally engaged in the distribution and retail of the liquor for the China market, through online and offline channels.

ZXGSZ was found in April 2019, has a total of 18 full-time employees as of the date of this report. Its headquarters are located in Shenzhen City, China, where it leased one principal executive office of 620 square meters and it has 162 distributors covering 136 cities in China. We have five kinds of liquor series products with 53%vol and 500ml, including Zui Xian Gui International Classic, Zui Xian Gui International Premium, Zui Xian Gui International Collection, MOGU DAXIA and DangBing DeRen.

As the date of this report, ZXGSZ is not a party to, and it is not aware of any threat of, any legal proceeding that, in the opinion of its management, is likely to have a material adverse effect on its business, financial condition or operations.

Regulations

This section summarizes the principal PRC laws, rules and regulations related to our business and operations.

Regulations Relating to Food Business Operations

We operate our business in China under a legal regime consisting of the National People’s Congress, which is the country’s highest legislative body; the State Council, which is the highest authority of the executive branch of the PRC central government; and several ministries and agencies under its authority, including the Ministry of Industry and Information Technology, State Administration For Industry & Commerce, State Administration of Taxation and their respective local offices. This section summarizes the principal PRC regulations related to our business.

Type	Name	Effective Date	Content	Updates
President Order 21 of 2015	Food Safety Law	October 1, 2015	The Food Safety Law is the foundational law and the most important food safety law for alcoholic products in China. A great majority of wine regulations are drafted in conformity to the requirements of this law.	Revised on December 29, 2018

AQSIQ Order 144 of 2011	Measures for Administration of Imported/Exported Food Safety	March 1, 2012	This rule oversees the safety of imported and exported food.	Revised on 11/23/2018

CFDA Order 16 of 2015	Measures for Administration of Food Production Licensing	October 1, 2015	This rule requires all food producers in China to procure a production license.	Replaced by the State Administration for Market Regulation Order 24 in 2020

AQSIQ Order 27 of 2012	Administrative Provisions on Inspections and Supervisions of Labelling of Imported/Exported Pre-packaged Foods	June 1, 2012	This rule provides guidelines that governs all pre-packaged foods.

AQSIQ Notice on December 23, 2004	Rules for Inspection on Production Licensing of Wines and Fruit Wines	January 1, 2005	This rule sets forth inspection procedures on production licensing of wines and fruit wines.

Regulations relating to Anti-Monopoly and Competition

On September 11, 2020, the Anti-Monopoly Commission of the State Council issued Anti-Monopoly Compliance Guideline for Business Operators, which requires business operators to establish anti-monopoly compliance management systems under the PRC Anti-Monopoly Law to manage anti-monopoly compliance risks.

On August 17, 2021, the State Administration for Market Regulation, or the SAMR, issued a discussion draft of Provisions on the Prohibition of Unfair Competition on the Internet, under which business operators should not use data or algorithms to hijack traffic or influence users’ choices, or use technical means to illegally capture or use other business operators’ data. Furthermore, business operators are not allowed to (i) fabricate or spread misleading information to damage the reputation of competitors, or (ii) employ marketing practices such as fake reviews or use coupons or “red envelopes” to entice positive ratings.

On February 7, 2021, the Anti-Monopoly Commission of the State Council published Anti-Monopoly Guidelines for the Internet Platform Economy Sector that specified circumstances where an activity of an internet platform will be identified as monopolistic act as well as concentration filing procedures for business operators. According to the PRC Anti-Monopoly Law, if a business operator carries out a concentration in violation of the law, the relevant authority shall order the business operator to terminate the concentration, dispose of the shares or assets or transfer the business within a specified time limit, or take other measures to restore the pre-concentration status, and impose a fine of up to RMB500,000.

On October 23, 2021, the Standing Committee of the National People’s Congress issued a discussion draft of the amended Anti-Monopoly Law, which proposes to increase the fines for illegal concentration of business operators to no more than ten percent of its last year’s sales revenue if the concentration of business operator has or may have an effect of excluding or limiting competitions, or a fine of up to RMB5 million if the concentration of business operator does not have an effect of excluding or limiting competition. The draft also proposes that the relevant authority shall investigate a transaction where there is any evidence that the concentration has or may have the effect of eliminating or restricting competitions, even if such concentration does not reach the filing threshold.

Regulations Relating to M&A Rules and Overseas Listings

On August 8, 2006, six PRC regulatory agencies, including the China Securities Regulatory Commission, or the CSRC, adopted the Regulations on Mergers of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006 and was amended on June 22, 2009. Foreign investors shall comply with the M&A Rules when they purchase equity interests of a domestic company or subscribe the increased capital of a domestic company, thus changing the nature of the domestic company into a foreign-invested enterprise; or when the foreign investors establish a foreign-invested enterprise in the PRC, purchase the assets of a domestic company and operate the assets; or when the foreign investors purchase the asset of a domestic company, establish a foreign-invested enterprise by injecting such assets and operate the assets. The M&A Rules purport, among other things, to require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

According to the Anti-Monopoly Law which took effect as at August 1, 2008, where the concentration of business operators reaches the filing thresholds stipulated by the State Council, business operators shall file a declaration with the SAMR, and no concentration shall be implemented until the SAMR clears the anti-monopoly filing. Pursuant to the Notice of the General Office of the State Council on the Establishment of the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and the Security Review Rules issued by the General Office of the State Council on February 3, 2011 and became effective on March 3, 2011, mergers and acquisitions by foreign investors that raise “national defense and security” concerns, and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns, are subject to strict review by the PRC government authorities. On August 25, 2011, the MOFCOM issued the Provisions of the Ministry of Commerce for the Implementation of the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which provides that if a foreign investor’s merger or acquisition of a domestic enterprise falls within the scope of security review specified in the Notice of the General Office of the State Council on the Establishment of the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, the foreign investor shall file an application with MOFCOM for security review. Whether a foreign investor’s merger or acquisition of a domestic enterprise falls within the scope of security review or not shall be determined based on the substance and actual influence of the merger or acquisition transaction. No foreign investor is allowed to substantially avoid the security review in any way, including but not limited to, holding shares on behalf of others, trust arrangements, multi-level reinvestment, leasing, loans, contractual control, or overseas transactions.

On December 24, 2021, the CSRC issued the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”), collectively, the “Draft Overseas Listing Regulations,” which are currently published for public comments only. The Draft Overseas Listing Regulations require that companies applying for overseas issuance, listing and post-listing capital operations, including IPO, multi-listing, spin-off listing, SPAC, refinancing, issuance for asset acquisitions, equity incentives, and changes of control and other stipulated transactions, shall be subject to statutory procedures, such as filing and information reporting requirement. Overseas issuance and listings include direct and indirect issuance and listings. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise based on equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities are deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations. According to the Draft Overseas Listing Regulations, among other things, after making initial applications with overseas stock markets for offerings or listings, all China-based companies shall file with the CSRC within three working days. The required filing materials with the CSRC include (without limitation): (i) record-filing reports and related undertakings, (ii) compliance certificates, filing or approval documents from the primary regulator of the applicants’ businesses (if applicable), (iii) security assessment opinions issued by related departments (if applicable), (iv) PRC legal opinions, and (v) prospectus. In addition, overseas offerings and listings may be prohibited for such China-based companies when any of the following applies: (1) if the intended securities offerings and listings are specifically prohibited by the laws, regulations or provision of the PRC; (2) if the intended securities offerings and listings may constitute a threat to, or endanger national security as reviewed and determined by competent authorities under the State Council in accordance with laws; (3) if there are material ownership disputes over applicants’ equity interests, major assets, core technologies, or the others; (4) if, in the past three years, applicants’ domestic enterprises or controlling shareholders, de facto controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in the past three years, any directors, supervisors, or senior executives of applicants have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Draft Administrative Provisions further stipulate that a fine between RMB 1 million and RMB 10 million may be imposed if an applicant fails to fulfill the filing requirements with the CSRC or conducts an overseas offering or listing in violation of the Draft Rules Regarding Overseas Listings, and in cases of severe violations, a parallel order to suspend relevant businesses or halt operations for rectification may be issued, and relevant business permits or operational license revoked.

Regulations Relating to Value-added Telecommunications Services

Pursuant to the Provisions on Administration of Foreign-Invested Telecommunications Enterprises which was promulgated by the State Council on December 11, 2001 and most recently amended on March 29, 2022, or the FITE Regulations, and the Telecommunications Regulations of the PRC, or the Telecom Regulations, promulgated by the PRC State Council on September 25, 2000 and most recently amended on February 6, 2016, telecom operators shall apply for a telecommunications business permit pursuant to the provisions of these Regulations. No organization or individual shall engage in telecommunications business without obtaining a telecommunications business permit. In addition, the ultimate foreign equity ownership in a value-added telecommunications services provider shall not exceed 50%. Moreover, for a foreign investor to acquire any equity interest in value-added telecommunication business in China, it must satisfy a number of stringent performance and operational experience requirements, including demonstrating good track records and experience in operating value-added telecommunication business overseas.

On June 19, 2015, the Ministry of Industry and Information Technology, or the MIIT, issued the Circular on Removing the Restrictions on Equity Ratio Held by Foreign Investors in Online Data Processing and Transaction Processing (Operating E-Commerce) Business, allowing foreign investors to own 100% of equity interest in an operator of “operating e-commerce” business. The latest Negative List further provides that foreign investors are allowed to hold more than 50% equity interests in a value-added telecommunications service provider engaging in e-commerce, domestic multiparty communication, storage-and-forward and call center businesses, while other requirements with respect to track record and experience provided by the FITE Regulations shall still apply and foreign investors are still prohibited from holding more than 50% of equity interest in a provider of other subcategories of value-added telecommunications services.

Regulations Relating to Intellectual Property Rights

Copyright

Copyright in the PRC, including copyrighted software, is principally protected under the Copyright Law of the PRC and related rules and regulations. Under the Copyright Law, promulgated in September 1990, implemented in June 1991, amended in October 2001, February 2010 and November 2020, and effective on June 1, 2021 the term of protection for copyrighted software is 50 years. The Regulation on the Protection of the Right to Communicate Works to the Public over Information Networks, as most recently amended on January 30, 2013, provides specific rules on fair use, statutory license, and a safe harbor for use of copyrights and copyright management technology and specifies the liabilities of various entities for violations, including copyright holders, libraries and Internet service providers.

Trademark

Registered Trademarks are protected by the PRC Trademark Law which was adopted by the Standing Committee of NPC on August 23, 1982 and most recently amended on April 23, 2019 as well as the Implementation Regulation of the PRC Trademark Law which was adopted by the State Council on August 3, 2002 and amended on April 29, 2014. The Trademark Office of the National Intellectual Property Administration under SAMR handles trademark registrations and grants a term of ten years to registered trademarks which may be renewed for consecutive ten-year periods upon request by the trademark owner. For licensed use of a registered trademark, the licensor shall file record of the licensing of the said trademark with the Trademark Office, otherwise it may not defend against a bona fide third party. The PRC Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. Where a trademark for which a registration has been made is identical or similar to another trademark which has already been registered or been subject to a preliminary examination and approval for use on the same kind of or similar commodities or services, the application for registration of such trademark may be rejected. Any person applying for the registration of a trademark may not prejudice the existing right first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such party’s use.

Under PRC law, any of the following acts will be deemed as an infringement to the exclusive right to use a registered trademark: (i) use of a trademark that is the same as or similar to a registered trademark for identical or similar goods without the permission of the trademark registrant; (ii) sale of any goods that have infringed the exclusive right to use any registered trademark; (iii) counterfeit or unauthorized production of the label of another’s registered trademark, or sale of any such label that is counterfeited or produced without authorization; (iv) change of any trademark of a registrant without the registrant’s consent, and selling goods bearing such replaced trademark on the market; or (v) other acts that have caused any other damage to another’s exclusive right to use a registered trademark.

According to the PRC Trademark Law, in the event of any of the foregoing acts, the infringing party will be ordered to stop the infringement immediately and may be imposed a fine; the counterfeit goods will be confiscated. The infringing party may also be held liable for the right holder’s damages, which will be equal to the losses suffered by the right holder as a result of the infringement, including reasonable expenses incurred by the right holder for stopping the infringement, or the gains obtained by the infringing party if the losses are difficult to be ascertained. If both gains and losses are difficult to be ascertained, the damages may be determined by referring to the amount of royalties for the license of such trademarks, which will be one to five times of the royalties in the case of any serious infringement with malicious intent. If the gains, losses and royalties are all difficult to be ascertained, the court may render a judgment awarding damages no more than RMB5 million. Notwithstanding the above, if a distributor does not know that the goods it sells infringe another’s registered trademark, it will not be liable for infringement provided that the seller shall prove that the goods are lawfully obtained and identify its supplier.

Employees

As of June 30, 2022, the Company had 18 employees, all of which were on a full-time basis. All of our employees are based in the city of Shenzhen, where our operation is located. As required by PRC regulations, we participate in various government statutory employee benefit plans, including social insurance funds, namely a pension contribution plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan, a maternity insurance plan and a housing provident fund. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. We have not made adequate employee benefit payments, and may be required to make up the contributions for these plans as well as to pay late fees and fines.

We believe that we maintain a good working relationship with our employees, and we have not experienced any major labor disputes.

The Products we Distribute

We are principally engaged in the distribution of high-end liquor for the PRC markets, and international markets in the future. The products we distribute include the Zui Xian Gui International Classic, Zui Xian Gui International Premium, Zui Xian Gui International Collection, MOGU DAXIA and DangBing DeRen. Set out below is a brief introduction to the principal products we distribute:

Zui Xian Gui International Classic 53%vol and 500ml	Zui Xian Gui International Premium 53%vol and 500ml

Zui Xian Gui International Collection 53%vol and 500ml	Mogu Daxia 53%vol and 500ml

Dangbing Deren 53%vol and 500ml

During the year ended December 2021 and 2020 and the six months ended June 30, 2022, the revenue mainly came from Zui Xian Gui International Premium.

Business Model

We sell our products through our distributors. We authorize distribution and classify the dealers according to the purchase amount. Different types of dealers enjoy different discounts. At present, the Company’s dealers are mainly individuals, and a few are legal entities. In terms of retail, we mainly focus on online sales, including online self-operated retail and e-commerce platform which formulates purchase details according to the trade mode of “purchase by sale and zero inventory”. The main purchased materials include customized finished wine, packaging accessories, etc. Our distribution policy table:

Kind of distributor	Cross the threshold (RMB)	Discount rate
First-class	2,000,000	50%
Second-class	1,000,000	55%
Third-class	500,000	60%
Fourth-class	200,000	65%
Fifth-class	50,000	70%

Purchasing

As at this report, our revenue generated from the distribution of the Zui Xian Gui Liquor series which were producted by outsourcing suppliers. We had authorized mainly three manufacturers where were located in Maotai town, a famous liquor production in China, to produce and deliver our products. After the manufacturing, our marketing team responded for the sales and marketing. The cost of goods sold was around 16-25% of our revenue according to the result of the two financial years ended December 31, 2021 and 2020 and for the six months ended June 30, 2022.

Sales, Marketing and Promotion

Our director believes that maintaining good relationships with customers and suppliers has been one of the critical success factors of the Company.

Our director believes that a well-established distribution network and channeled management in the PRC are the keys to our success in the distribution of the liquor series or other products that we may distribute in the future. In the PRC market, we endeavor to oversee the distribution network primarily through pricing mechanisms, territorial restrictions and marketing incentives. We provide a number of marketing incentives to the distributors, such as marketing commissions which is based on their compliance with, among other things, the pricing mechanism and territorial restrictions, as well as rebates, discounts and promotional subsidies which are based on their purchase volume.

In the PRC market, we transacted with 40, 141 and 21 customers during each of the two financial years ended December 31, 2020 and 2021 and the three months ended March 31, 2022. All of them had distribution agreements with us during the same periods. All the customers are independent third parties. We obtained information from the distributor. Also, our employees in our PRC sales and marketing team, who are responsible for different major sales locations in the PRC, will monitor the distribution activities by, among other methods, conducting on-site inspections at the retail outlets to ensure that products are distributed in accordance with our pricing and territorial policies. To support the selling by the distributors and promote our brand name, we conduct various forms of advertising when promoting the Zui Xian Gui brand. We place advertisements to promote the brand name through various forms of media such as television, airports, high-speed railways, benchmarks and cinema. Our director believe that the distributors can also benefit from these promotional campaigns.

OUR VISION

Remold the Chinese wine brand. Carry high-quality wine.

OUR MISSION

Our mission is to let the world taste Chinese wine, let the world fall in love with it “Zui Xian Gui”.

Our Markets

We believe that we have a well-established distribution network in China. In the PRC market, for the six months ended June 30, 2022, we transacted with 21 customers, including wholesale distributors (also known as “four-class distributors” and “five-class distributors”) who purchase our liquor products for further distribution to the end users. All of these customers had distribution agreements with us during the same period. These distributors will then sell the products in their retail outlets in the PRC. We estimate that there are about 1 first-class distributor, 1 second-class distributor, 3 third-class distributor, 36 fourth-class distributor and 121 fifth-class distributors within our PRC distribution network. Our directors believe in the importance of channel management and also believe that our well-established channel management in the PRC ensures that centralized distribution and pricing mechanisms are in place. Our directors also believe channel management is one of the keys to our success in distributing the Zui Xian Gui Liquor Series.

We cooperate with certain distribution network in conducting marketing and promotional activities through selected distributors who owned the retail outlets in their local estate with a view to expanding our share and our brand of the PRC market.

We generated a total revenue of $2,445,552 $286,509 and $1,774,588 for each of the two financial years ended 31 December 2021 and 2020 respectively, and the six months ended June 30, 2022. During the same period, our net profit (loss) was $33,163 and $(1,043,382), and $600,339, respectively.

Competitive Strengths

Our Director believes that our success is attributed to, among other things, the following competitive strengths:

Well-established distribution network in the PRC

Our Director believes that one of our key competitive strengths is our well-established distribution network and channel management. In particular, our Director believes that our expertise lies in our knowledge and experience of channel management specific to the PRC domestic market.

For the six months ended June 30, 2022, we transacted with 21 customers, including wholesale distributors (also known as “one-five-class distributors”) which purchase our liquor products for further distribution to the end users. All of these customers had distribution agreements with us during the same period.

Our effective marketing strategy in the PRC

Another critical competitive strength lies in our effective marketing and sales strategies. Our Director believes that our market experience enables us to provide our suppliers with timely market information such as feedback on consumer preferences so that they may develop new products to cater for the changing market needs. We have collaborated with selected retail outlets such as supermarkets and restaurants in the PRC in launching marketing and promotional activities.

Our Director believes that our effective marketing strategy and our market know-how have enhanced our relationships with both our suppliers and distributors and have enabled us to create value for our distribution network.

Strategies

Our goal is to become the most popular Chinese brand and high-quality liquor brand in the PRC and, eventually, the international market. To this end, we plan to carry out, or are in the process of carrying out, the following strategies:

Reinforcing and expanding our distribution network in the PRC

We plan to continue focusing on the reinforcement and expansion of our distribution network in the PRC and to create a first-class distribution network for liquor and, possibly, other consumer products we may distribute in the future.

We plan to expand our existing distribution network in major PRC cities. We will continue developing in leading PRC cities such as Beijing, Guangzhou, Shanghai and Shenzhen and penetrating these major markets further by, for example, identifying additional first-class and second-class distributors. We will also continue expanding the geographical coverage of our distribution network by exploring new markets in other developed cities in the PRC such as Tianjin, Dalian, Qingdao and Wuhan. We also endeavor to increase the number of first-class and second-class distributors and distributors of other classes.

At the same time, we intend to reinforce our relationships with the existing distributors within our distribution network. We plan to implement our “Qualified Distributorship Program” by issuing certificates to these distributors with a view to enhancing our classes with them and to promote their loyalty. Our Director believes that reinforcing our relationships with distributors and providing marketing support to them will help us coordinate with them and oversee the entire distribution network in an efficient and organized manner.

Advertising, marketing and promoting our products

We intend to encourage sales of the products we distribute through advertising, marketing and promotion. Currently, we have already implemented various publicity campaigns such as media advertisements and other promotional activities. We will continue to strategically conduct advertising, marketing and promotions to boost sales of the products, as well as our own corporate image. We will also continue to place advertisements in different media outlets to further strengthen brand awareness. We endeavor to organize various types of marketing and promotional activities by collaborating with retail distributors within our distribution network or otherwise.

We also plan on other public relation activities such as liquor tasting gatherings on a regular basis with a view to strengthening our relationship with distributors and consumers and to promote appreciation of liquor as part of the Chinese culture.

Market Overview

This section includes market and industry data that we have developed from publicly available information, various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

These and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Chinese liquor industry

At present, ZXGSZ focuses on Chinese liquor product sales, which is mainly sold to consumers within China, although it may evaluate this focus in the future and may consider expanding into other countries. Given that the operation is limited to China, at least initially, we will focus primarily on the liquor industry as it pertains to China.

Statistics of the brewing industry in China

According to the 2021 and 2020 China wine market analysis report, the wine market in China suffered due to COVID-19 epidemic primarily as a result of a notable reduction in consumption and production in 2020 but the market had begun to recover on both consumption and production in 2021. Notably, the liquor industry has experienced a significant recovery and continuously develops.

The global economy was suffering from the pandemic. Investors were seeking new opportunities. The liquor industry benefitted from these investments. The reason was that the gross profit margin of the liquor industry was more prominent than in the manufacturing industry. Besides, the local governments provided a great support to the liquor industry’s development as the industry was the main source of many PRC regions’ revenue. In 2021, the liquor industry showed a structurally development trend and sales improvement.

In 2021, the consumption of collectible wine/old wine was favored, and the overall growth rate of consumption reached approximately 60%. Besides, customers had a great preference in product selection, consumers were more willing to incur the expense and inclined to pursue personalized, fashionable and well quality products to meet their needs for liquor products.

According to the 2021 China wine market analysis report, it foresaw the Chinese liquor market would transfer the products from the low-to-mid-end market to the mid-to-high-end market. Consumers would pursue quality consumption which could also cause an increasing price of high-end products. Moreover, female and young alcohol consumption groups were rising rapidly. The liquor industry was paying attention to these consumption group and developing new products suitable for them. Such changes would bring greater sales revenue and profit margins to the industry within China.

Source:

http://lwzb.stats.gov.cn/pub/lwzb/zxgg/202107/W020210723348608245248.pdf

2020 China Wine Industry Economic Operation Report (Source: National Bureau of Statistics of China)

http://lwzb.stats.gov.cn/pub/lwzb/tzgg/202205/W020220511401131351003.pdf

2021 China Wine Industry Economic Operation Report (Source: National Bureau of Statistics of China)

HISTORY AND REORGANISATION

On April 20, 2022, Mrs. Woo Shuk Fan (“Woo”) became the sole member of Southsea Global Limited in Birtish Virgin Islands. Woo, in turn, incorporated ZXG Holding Ltd (“ZXGBVI”) in Birtish Virgin Islands on May 16, 2022. Woo then acquired Hong Kong Zuixiangui International Holding Co Ltd (“ZXGHK”) on June 1, 2022, and Zui Xian Gui International Holding (Shenzhen) Co., Ltd (“ZXGWOFE”) and reorganized these entities with ZXGBVI being a holding entity with the solely shareholder. As a result of the reorganization, ZXGBVI owns 100% interest in ZXGHK and ZXGHK owns 100% interest in ZXGWOFE and ZXGWOFE owns 100% interest in ZXGSZ.

On June 30, 2022, we consummated a share exchange pursuant to a Share Exchange Agreement among the Company and Southsea, the shareholder of ZXGBVI, pursuant to which we acquired all the ordinary shares of ZXGBVI in exchange for the issuance to the shareholder of ZXGBVI of an aggregate of 1,465,761,690 shares of the Company. As a result of the transactions contemplated by the Share Exchange, ZXGBVI became a wholly-owned subsidiary of the Company. Such reorganization was completed on August 8, 2022.

Our organization chart is as follow,

Intellectual Property

Protection of our intellectual property is a strategic priority for our business. We rely primarily on a combination of trademark, copyright and trade secret laws to establish and protect our proprietary rights.

We currently have two registered copyrights in China as follows:

Copyright Number	Registration Date
国作登字-2020-F-01147904	2021-08-01
国作登字-2020-F-00001673	2022-03-15

(“醉仙归”) or “Zui Xian Gui.” These trademarks are owned by the father of Mr. Chen Ren, the director and president of TGGI. Mr. Ren has signed a license agreement with ZXGSZ to authorize ZXGSZ to use those trademarks at no cost to us during the period from July 2019 to July 2029.

Reports to Security Holders

You may read and copy any materials the Company files with the Commission in the Commission’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this report before deciding to invest in our common stock.

Risks Related to our Business and Industry

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

For the years ended December 31, 2021 and 2020, we generated $2,445,552 and $286,509, respectively, in revenues, and had net income of $33,163 and $(1,043,382), respectively. The likelihood of our success must be considered in the light of the problems, expenses, difficulties, complications and delays frequently encountered by a small company starting a new business enterprise and the highly competitive environment in which we are operating. We have a limited operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

●	Our ability to market our products;

●	Our ability to generate revenue;

●	Our ability to obtain higher gross profit products; and

●	Our ability to raise the capital necessary to continue marketing and developing our product and online platform.

COVID-19 pandemic has had, and may continue to have, an adverse effect on our business and our financial results.

Global pandemics, epidemics in China or elsewhere in the world, or fear of spread of contagious diseases, such as Ebola virus disease (EVD), coronavirus disease 2019 (COVID-19), Middle East respiratory syndrome (MERS), severe acute respiratory syndrome (SARS), H1N1 flu, H7N9 flu, and avian flu, as well as hurricanes, earthquakes, tsunamis, or other natural disasters could disrupt our business operations, reduce or restrict our supply of products and services, incur significant costs to protect our employees and facilities, or result in regional or global economic distress, which may materially and adversely affect our business, financial condition, and results of operations. Actual or threatened war, terrorist activities, political unrest, civil strife, and other geopolitical uncertainty could have a similar adverse effect on our business, financial condition, and results of operations. Any one or more of these events may impede our production and delivery efforts and adversely affect our sales results, or even for a prolonged period of time, which could materially and adversely affect our business, financial condition, and results of operations.Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors, if the target company’s personnel, vendors and service providers are unavailable to negotiate and consummate a transaction in a timely manner, or if COVID-19 causes a prolonged economic downturn. The extent to which COVID-19 impacts our search for business combinations will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

The potential effects of COVID-19 could also heighten the risks we face related to each of the risk factors disclosed below. As COVID-19 and its impacts are unprecedented and continuously evolving, there remain uncertainties surrounding the COVID-19 pandemic, including the existing and new variants of COVID-19. As a result, COVID-19 may also materially adversely affect our operating and financial results in a manner that is not currently known to us or that we do not currently consider may present significant risks to our operations.

We operate in a highly competitive industry, and our failure to compete effectively could adversely affect our market share, revenues and growth prospects

The liquor industry in China is highly fragmented and intensely competitive. Industry participants include large scale and well-funded manufacturers and distributors, as well as smaller counterparts. We believe that the market is also highly sensitive to the introduction of new products, which may rapidly capture a significant share of the market. Presently most of our business operations and product distribution are concentrated in second and third tier cities in PRC, and we expect to expand our product sales into broader markets and more geographic areas in China. We compete for sales with heavily advertised national and international brands sponsored by large distribution networks. Our competitors include China home-grown manufacturers and distributors with China operations. We may not be able to compete effectively and our attempt to do so may require us to reduce our prices and result in lower margins. Failure to effectively compete could adversely affect our market share, revenues, and growth prospects.

Our failure to appropriately respond to changing consumer preferences and demand for new products could significantly harm our customer relationships and product sales.

Our business is particularly subject to changing consumer trends and preferences. Our continued success depends in part on our ability to anticipate and respond to these changes, and we may not be able to respond in a timely or commercially appropriate manner to these changes. If we are unable to do so, our customer relationships and product sales could be harmed significantly.

Furthermore, the food and beverage industry in particular is characterized by rapid and frequent changes in demand for products and new product introductions. Our failure to accurately predict these trends could negatively impact consumer opinion with respect to the products we distribute. This could harm our customer relationships and cause losses to our market share. The success of our new product offerings depends upon a number of factors, including our ability to accurately anticipate customer needs, identify the right suppliers, successfully commercialize new products in a timely manner, price our products competitively, deliver our products in sufficient volumes and in a timely manner, and differentiate our product offerings from those of our competitors.

If we do not introduce new products or make sufficient adjustments to meet the changing needs of our customers in a timely manner, some of our products could become obsolete in the view of consumers, which could have a material adverse effect on our revenues and operating results.

Competitors may enter our business sector with superior products which could affect our business adversely.

We believe that barriers to entry are low because of economies of scale, cost advantage and brand identity. Potential competitors may enter this sector with superior products. This would have an adverse effect upon our business and our results of operations. In addition, a high level of support is critical for the successful marketing and recurring sales of our products. Despite having accumulated customers from the past three years, we may still need to continue to improve our marketing strategic, products and platform in order to assist potential distributors and end users to buy our products, and we also need to provide effective support to future clients. If we are unable to increase customer support and improve our platform in the face of increasing competition, with the increase in competition, our ability to sell our products to potential distributors and end users could adversely affect our brand, which would harm our reputation.

We do not have long term contractual commitments with our retail customers and some distributors, and our business may be negatively affected if we are unable to maintain those important relationships and distribute our products.

Our marketing and sales strategy depends in large part on orders, availability and performance of our retailers and distributor customers, supplemented by the sales at our own store and online sales. We will continue our efforts to reinforce and expand our distribution network by partnering with new retailers and distributors. While we have entered written agreements with most of our customers, we currently do not have, nor do we anticipate in the future that we will be able to establish, long-term contractual commitments from most major customers. In addition, we may not be able to maintain our current distribution relationships or establish and maintain successful relationships with distributors in new geographic distribution areas. Moreover, there is a possibility that we may have to incur additional costs to attract and maintain new customers. Our inability to maintain our sales network or attract additional customers would adversely affect our revenues and financial results.

Because we rely on our retailer customers and wholesale distributors for the majority of our sales that distribute our competitors’ products along with our products, we have little control in ensuring those retailers and distributors will not prefer our competitors’ products over ours, which could cause our sales to suffer.

Our ability to establish a market for our products in new geographic areas, as well as maintain and expand our existing markets, is dependent on our ability to establish and maintain successful relationships with reliable distributors and retailers positioned to serve those areas. Most of our distributors and retailers sell and distribute competing products, and our products may represent a small portion of their business. To the extent that our distributors and retailers prefer to sell our competitors’ products over our products or do not employ sufficient efforts in managing and selling our products, including re-stocking retail shelves with our products, our sales and results of operations could be adversely affected. Our ability to maintain our distribution network and attract additional distributors and retailers will depend on several factors, some of which are outside our control. Some of these factors include: the level of demand for our brands and products in a distribution area; our ability to price our products at levels competitive with those of competing products; and our ability to deliver products in the quantity and at the time ordered by distributors or retailers. If any of the above factors work negatively against us, our sales will likely decline and our results of operations will be adversely affected.

Because our retail customers and distributors are not required to place minimum orders with us, we need to manage our inventory levels, and it is difficult to predict the timing and amount of our sales.

Our customers are not required to place minimum monthly or annual orders for our products. There is no assurance as to the timing or quantity of purchases by any of our customers or that any of our distributors will continue to purchase products from us in the same frequencies and volumes as they may have in the past. To be able to sell our products on a timely basis, we need to maintain adequate inventory levels of the desired products, but we cannot predict the frequency or size of orders by a substantial portion of our customers. If we fail to meet our shipping schedules, we could damage our relationships with distributors or retailers, increase our shipping costs or cause sales opportunities to be delayed or lost, which would unfavorably impact our future sales and adversely affect our operating results. In addition, if the inventory of our products held by our distributors or retailers is too high, they will not place orders for additional products, which would also unfavorably impact our future sales and adversely affect our operating results.

Our business plan and future growth is dependent in part on our distribution arrangements with retailers and wholesale distributors. If we are unable to effectively implement our business plan and distribution strategy, our results of operations and financial condition could be adversely affected.

We currently have sales arrangements with most of wholesale distributors and retail accounts to distribute our products directly through their venues. However, there are several risks associated with this distribution strategy. We do not have long-term agreements in place with any of these customers and thus, the arrangements are terminable at any time by these retailers or us. Accordingly, we may not be able to maintain continuing relationships with any of these accounts. A decision by any of these retailers to decrease the amount purchased from us or to cease carrying our products could have a material adverse effect on our reputation, financial condition or results of operations. In addition, our dependence on existing major retail accounts may result in pressure on us to reduce our pricing to them or allow significant product discounts. Any increase in our costs for these retailers to carry our product, reduction in price, or demand for product discounts could have a material adverse effect on our profit margin.

Management’s ability to implement our business strategy may be slower than expected and we may be unable to generate or sustain profits.

Our business plans, including developing and optimizing our online platform and offline channel, may not generate profit in the near term or may not become profitable at all, which will result in losses. We may be unable to enter into our intended markets successfully. The factors that could affect our growth strategy include our success in (a) developing our business plan, (b) obtaining new clients, (c) obtaining adequate financing on acceptable terms, and (d) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

If the products we sell are not safe or otherwise fail to meet our customers’ expectations, we could lose customers, incur liability for any injuries suffered by customers using or consuming our products or otherwise experience a material impact to our brand, reputation and financial performance. We are also subject to reputational and other risks related to third-party sales on our online platforms.

Our customers count on us to provide them with safe food products. Concerns regarding the safety of food that we source from our suppliers or that we sell could cause customers to avoid purchasing certain food products from us, or to seek alternative sources of supply for all of their food needs, even if the basis for the concern is outside of our control. Any lost confidence on the part of our customers would be difficult and costly to re-establish and such products also expose us to product liability or food safety claims. As such, any issue regarding the safety of any food items we sell, regardless of the cause, could adversely affect our brand, reputation and financial performance. Whether laws related to such sales apply to us is currently unsettled and any unfavorable changes could expose us to loss of sales, reduction in transactions and deterioration of our competitive position. In addition, we may face reputational, financial and other risks, including liability, for third-party sales of goods that are controversial, counterfeit or otherwise fail to comply with applicable law. Although we impose contractual terms on sellers that are intended to prohibit sales of certain type of products, we may not be able to detect, enforce, or collect sufficient damages for breaches of such terms. Any of these events could have a material adverse impact on our business and results of operations and impede the execution of our E-Commerce growth strategy.

If we are unable to maintain brand image and product quality, or if we encounter other product issues such as product recalls, our business may suffer.

Our success depends on our ability to maintain brand reputation for our existing products and effectively build up brand image for new products and brand extensions. There can be no assurance, however, that additional expenditures on advertising and marketing will have the desired impact on our products’ brand image and on consumer preferences. Product quality issues or allegations of product contamination, even when false or unfounded, could tarnish the image of the affected brands and may cause consumers to choose other products. In addition, because of changing government regulations or their implementation, we may be required from time to time to recall products entirely or from specific markets. Product recalls could affect our profitability and could negatively affect brand image.

If we fail to maintain effective internal controls over financial reporting, we may be subject to litigation and/or costly remediation and the price of our Common Stock may be adversely affected.

Failure to establish the required internal controls or procedures over financial reporting, or any failure of those controls or procedures once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Upon review of the required internal control over financial reporting and disclosure controls and procedures, our management and/or our auditors may identify material weaknesses and/or significant deficiencies that need to be addressed. Any actual or perceived weaknesses or conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of its internal control over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal control over financial reporting could adversely impact the price of our Common Stock and may lead to claims against us.

Global economic conditions may adversely affect our industry, business and results of operations.

Our overall performance depends, in part, on worldwide economic conditions which historically is cyclical in character. Key international economies continue to be impacted by a recession, characterized by falling demand for a variety of goods and services, restricted credit, going concern threats to financial institutions, major multinational companies and medium and small businesses, poor liquidity, declining asset values, reduced corporate profitability, extreme volatility in credit, equity and foreign exchange markets and bankruptcies. By way of example, the automotive aftermarket, specifically fuel saving add-ons such as light-truck tonneau covers, is typically not as affected by economic slow-down or recession as other industries or market segments. In markets where our sales occur and go into recession, these conditions affect the rate of spending and could adversely affect our customers’ ability or willingness to purchase our products, and delay prospective customers’ purchasing decisions, all of which could adversely affect our operating results. In addition, in a weakened economy, companies that have competing products may reduce prices which could also reduce our average selling prices and harm our operating results.

Failure to successfully execute our online and offline-channel strategy and the cost of our investments in our online platform and technology may materially adversely affect our gross profit, net sales and financial performance

Our business continues to increase our revenue and brand name. As a result, the portion of total consumer expenditures with retailers and wholesale stores occurring through “Zui Xian Gui Brewery醉仙归酒坊” Wechat mini-progam platforms is increasing and the pace of this increase could continue to accelerate. Our strategy, which includes investments in our online platform, technology, acquisitions and store remodels, may not adequately or effectively allow us to continue to grow our online platform transaction volume, increase comparable store sales, maintain or grow our overall market position or otherwise offset the impact on the growth of our business of a moderated pace of new store openings.

Failure to successfully execute this strategy may adversely affect our market position, gross profit, net sales and financial performance which could also result in impairment charges to intangible assets or other long-lived assets. In addition, a greater concentration of online platform sales, including increasing online liquor sales, could result in a reduction in the amount of traffic offline, which would, in turn, reduce the opportunities for offline sales of liquor merchandise that such traffic creates and could reduce our sales within offline and materially adversely affect our financial performance.

Risks Related to Doing Business in China

China’s political climate and economic conditions, as well as changes in government policies, laws and regulations which may be quick with little advance notice, could have a material adverse effect on our business, financial condition and results of operations.

Our business, financial condition, results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China. For example, as a result of recent proposed changes in the cybersecurity regulations in China that would require certain Chinese technology firms to undergo a cybersecurity review before being allowed to list on foreign exchanges, this may have the effect of further narrowing the list of potential businesses in China’s consumer, technology and mobility sectors that we intend to focus on for our business combination or the ability of the combined entity to list in the United States.

China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past two to three decades, growth has been uneven, both geographically and among various sectors of the economy. Demand for target services and products depends, in large part, on economic conditions in China. Any slowdown in China’s economic growth may cause our potential customers to delay or cancel their plans to purchase our services and products, which in turn could reduce our net revenues.

Although China’s economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations may be quick with little advance notice and could adversely affect the economy in China and could have a material adverse effect on our business and the value of our common stock.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us, or more specifically, we cannot assure you that the PRC government will not initiate possible governmental actions or scrutiny to us, which could substantially affect our operation and the value of our common stock may depreciate quickly. China’s social and political conditions may change and become unstable. Any sudden changes to China’s political system or the occurrence of widespread social unrest could have a material adverse effect on our business and results of operations.

Any failure or perceived failure by our PRC subsidiaries to comply with the Anti-Monopoly Guidelines for Internet Platforms Economy Sector and other PRC anti-monopoly laws and regulations may result in governmental investigations or enforcement actions, litigation or claims against us and could have an adverse effect on our business, financial condition and results of operations.

The PRC anti-monopoly enforcement agencies have strengthened enforcement under the PRC Anti-Monopoly Law in the recent years. On December 28, 2018, the SAMR issued the Notice on Anti-monopoly Enforcement Authorization, pursuant to which its province-level branches are authorized to conduct anti-monopoly enforcement within their respective jurisdictions. On September 11, 2020, the Anti-Monopoly Commission of the State Council issued Anti-monopoly Compliance Guideline for Operators, which requires operators to establish anti-monopoly compliance management systems under the PRC Anti-Monopoly Law to manage anti-monopoly compliance risks. On February 7, 2021, the Anti-Monopoly Commission of the State Council published Anti-Monopoly Guidelines for the Internet Platform Economy Sector that specified circumstances under which an activity of an internet platform will be identified as monopolistic act as well as concentration filing procedures for business operators. According to the PRC Anti-Monopoly Law, if a business operator carries out a concentration in violation of the law, the relevant authority shall order the business operator to terminate the concentration, dispose of the shares or assets or transfer the business within a specified time limit, or take other measures to restore the pre-concentration status, and impose a fine of up to RMB500,000. On March 12, 2021, the SAMR published several administrative penalty cases in connection with concentration of business operators that violated PRC Anti-Monopoly Law in the internet sector.

On October 23, 2021, the Standing Committee of the National People’s Congress issued a discussion draft of the amended Anti-Monopoly Law, which proposes to increase the fines for illegal concentration of business operators to “no more than ten percent of its last year’s sales revenue if the concentration of business operator has or may have an effect of excluding or limiting competition; or a fine of up to RMB5 million if the concentration of business operator does not have an effect of excluding or limiting competition.” The draft also proposes for the relevant authority to investigate transaction where there is evidence that the concentration has or may have the effect of eliminating or restricting competition, even if such concentration does not reach the filing threshold. On December 24, 2021, nine government agencies, including the NDRC, jointly issued the Opinions on Promoting the Healthy and Sustainable Development of Platform Economy, which provides that, among others, monopolistic agreements, abuse of dominant market position and illegal concentration of business operators in the field of platform economy will be strictly investigated and punished in accordance with the relevant laws.

At the present time, we have a relatively small scale supply chain platform operations based on our market share in our product markets and other factors. We are not an operator with a dominant market position, and our operating activity cannot constitute an anti-monopoly behavior that abuses our dominant market position. We have not entered into monopoly agreements prohibited by the Anti-Monopoly Law with competing business operators. As of the date of the prospectus, we have not received a notification from the anti-monopoly regulatory authority requiring us to file the concentration of undertakings or received any related administrative penalties. We believe that we are in compliance with the currently effective PRC anti-monopoly laws in all material aspects. Nevertheless, if the PRC regulatory authorities identify any of our activities as monopolistic under the PRC Anti-Monopoly Law or the Anti-Monopoly Guidelines for the Internet Platform Economy Sector, we may be subject to investigations and administrative penalties, and therefore materially and adversely affect our financial conditions, operations and business prospects. If we are required to take any rectifying or remedial measures or are subject to any penalties, our reputation and business operations may be materially and adversely affected.

Recent regulatory developments in China, including greater oversight and control by the CAC over data security, may subject us to additional regulatory review, and any actions by the Chinese government to exert more oversight and control over foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

On December 28, 2021, the CAC, NDRC, and several other agencies jointly issued the final version of the Revised Measures for Cybersecurity Review, or the Revised Cybersecurity Measures, which took effect on February 15, 2022 and replaced the previously issued Revised Measures for Cybersecurity Review. Under the Revised Cybersecurity Measures, an “online platform operator” in possession of personal data of more than one million users must apply for a cybersecurity review if it intends to list its securities on a foreign stock exchange. The operators of critical information infrastructure purchasing network products and services, and the online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Pursuant to the Revised Cybersecurity Measures, we don’t believe we will be subject to the cybersecurity review by the CAC, given that (i) our online platform business just start up, we possess personal information of a very small number of users (less than 100 users) in our business operations as of the date of this report, significantly less than the one million user threshold set for a data processing operator applying for listing on a foreign exchange that is required to pass such cybersecurity review; and (ii) data processed in our business does not have a bearing on national security and thus shall not be classified as core or important data by the authorities. We don’t believe that we are an Operator within the meaning of the Revised Cybersecurity Measures, nor do we control more than one million users’ personal information, and as such, we should not be required to apply for a cybersecurity review under the Revised Cybersecurity Measures.

However, there remains uncertainty as to how the Revised Cybersecurity Measures may be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new rules and regulations related to the Revised Cybersecurity Measures. For example, there is still no clear definition of “online platform operator”. Whether the data processing activities carried out by traditional enterprises (such as food, medicine, automobile and other production enterprises) are subject to such review and the scope of the review remain to be further clarified by the regulatory authorities in the subsequent implementation process. If any new laws, regulations, implementation measures or interpretation are adopted, we may need to take further actions and invest resources to comply with such new rules and to minimize any potential negative effects on us. In addition, if the number of our online platform users increases to a level close to one million, we would expect to prepare for the required cybersecurity review procedure and approval from the PRC government.

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completed our auditors for three consecutive years beginning in 2021, or for two consecutive years if the Accelerating Holding Foreign Companies Accountable Act or the America COMPETES Act becomes law.

In recent years, U.S. regulatory authorities have continued to express their concerns about challenges in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. As part of a continued regulatory focus in the United States on access to audit and other information, the Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The HFCAA also requires that, to the extent that the PCAOB has been unable to inspect an issuer’s auditor for three consecutive years since 2021, the SEC shall prohibit its securities registered in the United States from being traded on any national securities exchange or over-the-counter markets in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. The interim final rule applies to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. Consistent with the HFCAA, the interim final rule requires the submission of documentation to the SEC establishing that such a registrant is not owned or controlled by a government entity in that foreign jurisdiction and also requires disclosure in a foreign issuer’s annual report regarding the audit arrangements of, and government influence on, such registrants. On May 13, 2021, the PCAOB issued proposed PCAOB Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act for public comment. The proposed rule provides a framework for making determinations as to whether PCAOB is unable to inspect an audit firm in a foreign jurisdiction, including the timing, factors, bases, publication and revocation or modification of such determinations, and such determinations will be made on a jurisdiction-wide basis in a consistent manner applicable to all firms headquartered in the jurisdiction. In November 2021, the SEC approved PCAOB Rule 6100. On December 2, 2021, the SEC adopted amendments to final rules implementing the disclosure and submission requirements of the HFCAA.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act or AHFCAA, and on February 4, 2022, the U.S. House of Representatives passed the America Creating Opportunities for Manufacturing Pre-Eminence in Technology and Economic Strength (COMPETES) Act of 2022, or the COMPETES Act. If either bill is enacted into law, it would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections or complete investigations for two consecutive years instead of three. As a result, our securities may be prohibited from trading on Nasdaq or over-the-counter markets if our auditor is not inspected by the PCAOB for three consecutive years as specified in the HFCAA or two years if the AHFCAA or the COMPETES Act becomes law, and would reduce the time before our securities may be prohibited from trading or delisted.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB announced the PCAOB Holding Foreign Companies Accountable Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

The lack of access to the PCAOB inspection or investigation in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections or investigation of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections and investigation, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our current auditor, Enrome, LLP, an independent registered public accounting firm that is headquartered in the Singapore, is a firm registered with the U.S. Public Company Accounting Oversight Board (the “PCAOB”), and is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. Enrome, LLP has been subject to PCAOB inspections, and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination on December 16, 2021 of having been unable to inspect or investigate completely.

Notwithstanding the foregoing, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, or if there is any regulatory change or step taken by PRC regulators that does not permit Enrome, LLP to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections or investigations of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed an Enterprise Income Tax Law (the “EIT Law”), as most recently amended and effective on December 29, 2018, and the related Implementation Regulations, as amended and effective on April 23 2019. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and stockholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management are often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders.

TGGI does not have a PRC enterprise or enterprise group as its primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of the Notice, so we believe the Notice is not applicable to us. However, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in the Notice to evaluate the tax residence status of TGGI.

We do not believe that we meet some of the conditions outlined. As a holding company, the key assets and records of TGGI including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that have been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that TGGI should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in the Notice were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, so this would have minimal effect on us; however, if we develop non-China source income in the future, we could be adversely affected. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income.” Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares. If we were treated as a “resident enterprise” by the PRC tax authorities, we would be subject to taxation in both the U.S. and China, but our PRC source income will not be taxed in the U.S. again because the U.S.-China tax treaty will avoid double taxation between these two nations.

In addition, pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be reduced to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot be certain that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends to be paid by our WFOE, ZXGWFOE, to our Hong Kong subsidiary, ZXGHK. ZXGWFOE currently does not have any plan to declare and pay dividends, and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. ZXGHK will apply for the tax resident certificate when ZXGWFOE plans to declare and pay dividends.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income will currently only be derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in the PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.

The transfer of funds and assets among TGGI, its BVI, Hong Kong and PRC subsidiaries is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident.

As of the date of this report, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in the PRC or Hong Kong, such funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.

Failure to comply with the Individual Foreign Exchange Rules relating to the overseas direct investment or the engagement in the issuance or trading of securities overseas by our PRC resident stockholders may subject such stockholders to fines or other liabilities.

Our ability to conduct foreign exchange activities in the PRC may be subject to the interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions. PRC individuals who fail to make such registrations may be subject to warnings, fines or other liabilities.

SAFE promulgated the Notice on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or Notice 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to material change of capitalization or structure of the PRC resident itself (such as capital increase, capital reduction, share transfer or exchange, merger or spin off).

We may not be fully informed of the identities of all our beneficial owners who are PRC residents. For example, because the investment in or trading of our shares will happen in an overseas public or secondary market where shares are often held with brokers in brokerage accounts, it is unlikely that we will know the identity of all of our beneficial owners who are PRC residents. Furthermore, we have no control over any of our future beneficial owners and we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the Individual Foreign Exchange Rules.

To our knowledge, our beneficial owners, who are PRC residents, have not completed the Notice 37 registration. And we cannot guarantee that all or any of the shareholders will complete the Notice 37 registration prior to the closing of this Offering. Failure by any such shareholders or beneficial owners to comply with Notice 37 could restrict our overseas or cross-border investment activities, limit our PRC subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects. In addition, the PRC resident shareholders who fail to complete Notice 37 registration may subject to fines less than RMB50,000.

As these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities.

It is uncertain how the Individual Foreign Exchange Rules will be interpreted or enforced and whether such interpretation or enforcement will affect our ability to conduct foreign exchange transactions. Because of this uncertainty, we cannot be sure whether the failure by any of our PRC resident stockholders to make the required registration will subject our PRC subsidiaries to fines or legal sanctions on their operations, delay or restriction on repatriation of proceeds of our securities offerings into the PRC, restriction on remittance of dividends or other punitive actions that would have a material adverse effect on our business, results of operations and financial condition.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the report based on foreign laws.

We conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, our current officers reside within China and are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside the PRC. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Delaware and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Risks Related to our Common Stock

The OTC and share value

Our Common Stock trades over the counter, which may deprive stockholders of the full value of their shares. Our stock is quoted via the Over-The-Counter (“OTC”) Pink Sheets under the ticker symbol “TGGI”. Therefore, our Common Stock is expected to have fewer market makers, lower trading volumes, and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for our Common Stock.

Low market price

A low market price would severely limit the potential market for our Common Stock. Our Common Stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain Commission rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our Common Stock.

Lack of market and state blue sky laws

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Accordingly, our shares of Common Stock should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Penny stock regulations

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock. The Commission has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our Common Stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

Rule 144 Risks

Sales of our Common Stock under Rule 144 could reduce the price of our stock. There are 21,838,187,608 issued and outstanding shares of our Common Stock held by affiliates that Rule 144 of the Securities Act defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144, should we hereinafter cease being deemed a “shell company”. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least nine months, may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

No audit or compensation committee

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of which are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Security laws exposure

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial pre-emption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

No cash dividends

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares of our Common Stock when desired.

We cannot assure you that a market will continue to develop for our Common Stock or what the market price of our Common Stock will be.

There is no assurance that a more active market for our Common Stock will develop as a result of our operation of the businesses of ZXGBVI and its subsidiaries even if we are successful. If a market is not sustained, it may be difficult for you to sell your shares of Common Stock at an attractive price or at all. We cannot predict the prices at which our Common Stock will trade. It is possible that, in future quarters, our operating results may be below the expectations of securities analysts or investors. As a result of these and other factors, the price of our Common Stock may decline or may never become liquid.

Our Chief Executive Officer, Mr. Chen Ren, and our major shareholder, Mr. Jiacheng Tang, collectively own a majority of our outstanding shares of common stock and could significantly influence the outcome of our corporate matters.

Mr. Chen Ren, our CEO, beneficially owns 29.7% of our outstanding shares of Common Stock, and Mr. Jiacheng Tang, our major shareholder, beneficially owns 28.6% of our outstanding shares of Common Stock. As a result, Messrs. Chen Ren and Jiacheng Tang are collectively able to exercise significant influence over all matters that require us to obtain shareholder approval, including the election of director to our board and approval of significant corporate transactions that we may consider, such as a merger or other sale of our company or its assets. This concentration of ownership in our shares by executive officers will limit other shareholders’ ability to influence corporate matters and may have the effect of delaying or preventing a third party from acquiring control over us.

The price of our common stock may be volatile or may decline regardless of our operating performance, and stockholders may not be able to resell their shares.

The trading price for our common stock has fluctuated since our common stock was first quoted on the OTC marketplace. The market price of our stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from health pandemics, war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies.

Future sales of substantial amounts of the shares of our Common Stock by existing shareholders could adversely affect the price of our Common Stock.

If our existing shareholders sell substantial amounts of the shares, then the market price of our Common Stock could fall. Such sales by our existing shareholders might make it more difficult for us to issue new equity or equity-related securities in the future at a time and place we deem appropriate. If any existing shareholders sell substantial amounts of shares, the prevailing market price for our shares could be adversely affected.

Management’s discussion and analysis of financial condition and results of operation

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto. Unless otherwise indicated or the context otherwise requires, references in this report to “we,” “our” “us” and other similar terms refer to ZXG Holdings Limited.

Results of Operations for the year ended December 31, 2021 and 2020

	2021	2020	2021 vs 2020

Revenues	$2,445,552	$286,509	$2,159,043
Cost of revenues	602,919	46,731	556,188
Gross profit	1,842,633	239,778	1,602,855
Gross profits margin	75%	84%	74%

Operating expenses	1,820,315	1,283,975	536,340
Other income, net	10,845	815	10,030
Income tax expense	-	-	-
Net income (loss)	$33,163	$(1,043,382)	$1,076,545

Revenues

Revenue was $2,445,552 for year ended December 31, 2021, reflecting an increase of $2,159,043 from $286,509 for the year ended December 31, 2020. The increase is the result of the Company’s continued efforts to increase the sales of beverages.

Cost of Revenues

Cost of revenue was $602,919 for the year ended December 31, 2021, reflecting an increase of $556,188 from $46,731 for the year ended December 31, 2020. The cost of revenues fluctuated in line with our revenues.

Gross Profit

Gross profit was $1,842,633 and $239,778 for the year ended December 31, 2021 and 2020, respectively, reflecting an increase of $1,602,855. The gross profit margins decreased when the periods are compared to each other, but they have yet to show consistency over time, given the amount time measured is still relatively short.

Operating Expenses

Operating expense was $1,820,315 for the year ended December 31, 2021, reflecting an increase of $536,340, from $1,283,975 for the year ended December 31, 2020 due to the increase in marketing expenses for expand the brand name and professional service fees.

Net Income

For the year ended December 31, 2021, net income was $33,163, compared to net loss of $1,043,382 for the year ended December 31, 2020.

Liquidity and Capital Resources

Working Capital as of December 31, 2021 and 2020

	2021	2020	2021 vs 2020

Total current assets	$973,903	$478,206	$495,697
Total current liabilities	1,830,491	1,260,882	569,609
Working capital	$(856,588)	$(782,674)	$(72,912)

As of December 31, 2021, we had working capital deficit of $856,588 as compared to working capital deficit of $782,674 as of December 31, 2020. The increasing in working capital deficit was reflected in the accounts receivable of $47,584, prepayments of $170,372, accounts payable of $402,826 and customer advances of $1,307,359 as of December 31, 2021.

Furthermore, our cash and cash equivalents balance at December 31, 2021 increased to $303,143, as compared to $190 at December 31, 2020. We estimate the Company currently has sufficient cash available to meet its anticipated working capital for the next twelve months, without raising additional capital. The Company is continuing to look for different financing opportunities in order to increase sufficient working capital and improve liquidity.

Cash Flows for the year ended December 31, 2021 and 2020

	2021	2020	2021 vs 2020
Cash flows provided by (used in) operating activities	$304,713	$(197,800)	$502,513
Cash flows used in investing activities	(3,100)	(35,119)	32,019
Cash flows (used in) provided by financing activities	(368)	226,504	(226,872)
Effect of exchange rate changes in cash during the year	1,708	5,321	(3,613)
Net changes in cash during the year	$302,953	$(1,094)	$304,047

Cash Flow from Operating Activities

Net cash provided by operating activities for the year ended December 31, 2021 was $304,713, as compared to the amount of $197,800 used in operating activities for the year ended December 31, 2020, reflecting an increase of $502,513 which was mainly resulted from the increased in net income of $33,163, accounts receivable of $396,745, and customer advances of $23,241.

Cash Flow from Investing Activities

Net cash used in investing activities was $3,100 and $35,119 for the year ended December 31, 2021 and 2020, respectively. The increase in net cash provided by investing activities was mainly reflected in the repayment from related parties.

Cash Flow from Financing Activities

Net cash used in financing activities was $368 for year ended December 31, 2021, as compared to the amount of $226,504 provided by financing activities for the year ended December 31, 2020. The decrease in net cash provided by financing activities was the result of the Company’s generated net income in year ended December 31, 2021.

Results of Operations for the three and six months ended March 31, 2022 and 2021

	Three months ended June 30,
	2022	2021	2021 vs 2020

Revenues	$311,698	$-	$311,698
Cost of revenues	59,698	-	59,698
Gross profit	252,000	-	252,000
Gross profits margin	81%	-%	100%

Operating expenses	321,053	31,906	289,147
Other expenses, net	4,897	33	4,864
Income tax expense	-	-	-
Net loss	$(73,950)	$(31,939)	$(42,011)

	Six months ended June 30,
	2022	2021	2021 vs 2020

Revenues	$1,774,588	$-	$1,774,588
Cost of revenues	369,117	-	369,117
Gross profit	1,405,471	-	1,405,471
Gross profits margin	79%	-%	100%

Operating expenses	800,168	48,250	653,553
Other expenses, net	4,964	56	4,908
Income tax expense	-	-	-
Net income (loss)	$600,339	$(48,306)	$648,645

Revenues

Revenue was $311,698 for the three months ended June 30, 2022, reflecting an increase of $311,698 from $0 for the three months ended June 30, 2021.

Revenue was $1,774,588 for the six months ended June 30, 2022, reflecting an increase of $1,774,588 from $0 for the six months ended June 30, 2021. The increase is the result of the Company’s continued efforts to increase the sales of beverages.

Cost of Revenues

Cost of revenue was $59,698 for the three months ended June 30, 2022, reflecting an increase of $59,698 from $0 for the three months ended June 30, 2021.

Cost of revenue was $369,117 for the six months ended June 30, 2022, reflecting an increase of $369,117 from $0 for the six months ended June 30, 2021. The cost of revenues fluctuated in line with our revenues.

Gross Profit

Gross profit was $252,000 and $0 for the three months ended June 30, 2022 and 2021, respectively, reflecting an increase of $252,000.

Gross profit was $1,405,471 for the six months ended June 30, 2022, reflecting an increase of $1,405,471 from $0 for the six months ended June 30, 2021.The gross profit margins increased when the periods are compared to each other, but they have yet to show consistency over time, given the amount time measured is still relatively short.

Operating Expenses

Operating expense was $321,053 for the three months ended June 30, 2022, reflecting an increase of $289,147, from $31,906 for the three months ended June 30, 2021.

Operating expense was $800,168 for the six months ended June 30, 2022, reflecting an increase of $653,553 from $48,250 for the six months ended June 30, 2021, due to the increase in marketing expenses for expand the brand name and professional service fees.

Net Income

For the three months ended June 30, 2022, net loss was $73,950, compared to net loss of $31,939 for the three months ended June 30, 2021.

For the three months ended June 30, 2022, net income was $600,339, compared to net loss of $48,306, reflecting an increase of $648,645.

Liquidity and Capital Resources

Working Capital as of June 30, 2022 and December 31, 2021

	2022	2021	2021 vs 2020

Total current assets	$459,102	$973,903	$(514,801)
Total current liabilities	696,593	1,830,491	(1,133,898)
Working capital	$(237,491)	$(856,588)	$619,097

As of June 30, 2022, we had working capital deficit of $237,491 as compared to working capital deficit of $856,588 as of December 31, 2021. The increasing in working capital deficit was mainly reflected in the customer advances that were recognized as revenue during the period.

Cash Flows for the six months ended June 30, 2022 and 2021

	2022	2021	2021 vs 2020

Cash flows used in operating activities	$(238,288)	$(41,271)	$(197,017)
Cash flows provided by investing activities	-	48,072	(48,072)
Cash flows used in financing activities	(1,181)	(1,545)	364
Effect of exchange rate changes in cash during the year	(11,151)	14	(11,165)
Net changes in cash during the year	$(250,620)	$5,270	$(255,890)

Cash Flow from Operating Activities

Net cash used in operating activities for the six months ended June 30, 2022 was $238,288, as compared to the amount of $41,271 provided operating activities for the six months ended June 30, 2021, reflecting a decrease of $197,017, which was mainly resulted from the decreased in customer advances that were recognized as revenue during the period.

Cash Flow from Investing Activities

Net cash provided by investing activities was $0 and $48,072 for the six months ended June 30, 2022 and 2021, respectively.

Cash Flow from Financing Activities

Net cash used in financing activities was $1,181 and $1,545 for three months ended March 31, 2022 and 2021, respectively.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

Critical Accounting Policies and Estimates

The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the Company’s financial condition and results of operations and which require the Company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results.

Revenue recognition

The Company follows the guidance of ASC 606, revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Under Topic 606, revenues are recognized when the promised products have been confirmed of delivery or services have been transferred to the consumers in amounts that reflect the consideration the customer expects to be entitled to in exchange for those services. The Company presents value added taxes (“VAT”) as reductions of revenues. The Company recognizes revenues net of value added taxes (“VAT”) and relevant charges.

We generate revenue primarily from the sales of beverages directly to agents, wholesalers and end users. We recognize product revenue at a point in time when the control of the products has been transferred to customers. The transfer of control is considered complete when products have been picked up by or delivered to our customers. We account for packaging, shipping and handling fees as a fulfillment cost.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that impact the Company’s operations.

Employees

We currently have 18 employees, 18 of which are officers and directors of TGGI. We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Properties

As of December 31, 2021, the Company has one operating lease agreements for office space in PRC with remaining lease terms of 20 months. The address is located in Room 2701, Block A, Zhantao Technology Building, No.1079 Minzhi Road, Longhua District, Shenzhen, 518000, China.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our voting securities following the completion of the reverse merger, and the increase of the described in Items 1.01 of this report by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and (iv) all executive officers and directors of TGGI as a group as of June 30, 2022.

Name	Number of Shares of Common Stock	Percentage
Chen Ren	6,120,000,000	28.02%

Jiacheng Tan	5,880,000,000	26.93%

Southsea Global Limited	1,465,761,690	6.62%

All executives officers, directors, and beneficial ownership thereof as a group 2 people)

There are no other officer or director 5 % shareholders.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 20,665,578,306 shares of common stock outstanding on June 30, 2022.

Directors and Executive Officers, Promoters and Control Persons

Name	Age	Position(s)
Chen Ren	36	Executive Officers, Director

Mr. Chen Ren, 36, President, Chairman and director of TGGI, graduated from PLA Military Economics College in July 2006, majoring in Logistics Management. In June 2013, he participated in CCTV Avenue of Stars Singer competition, and began his singing career. As a singer on CCTV, he is still studying business management and enterprise management. After three years of learning and practicing, he founded his own company Guizhou Zuixiangui Wine Industry Co., Ltd, and established the national fashion brand Zuixiangui in April 2019.

Term of Office

Our director holds his position until the next annual meeting of shareholders and until his successor is elected and qualified by our shareholders, or until earlier death, retirement, resignation or removal.

Family Relationships

There are no family relationships between the Company and any of our current and proposed directors or executive officers.

Legal Proceedings Involving Directors and Executive Officers

During the past ten years no current or incoming director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; Or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and desist order, or removal or prohibition order; Or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; Or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The table below sets forth the positions and compensations for the officers and directors of TGGI, and for the officers and directors of ZXGBVI, for the years ended December 31, 2021 and 2020.

Position	Name of Officers or Directors	Year	Salary before tax	Bonus	All other compensation	Total
Chairman of the Board, Chief Executive Officer, President and Secretary	Chen Ren	2021	n/a	n/a	n/a	n/a
		2020	n/a	n/a	n/a	n/a

We do not have an audit or compensation committee comprised of independent directors as our Company qualifies for an exemption from these requirements. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole.

All directors serve 1 yr. terms.

Transactions with related persons, promoters and certain control persons

Related Party Transactions

Transaction with Guizhou Zui Xian Gui Liquor Co., Ltd

Guizhou Zui Xian Gui Liquor Co., Ltd (“Guizhou Zui Xian Gui”), that the legal representative is Mr. Chen Ren. As of December 31, 2021 and 2020, the amount due from Guizhou Zui Xian Gui was $51,250 and $46,824, respectively, which is unsecured with non-interest bearing. As of June 30, 2022, the outstanding balance of the loans was $48,616. The balance is expected to be settled during the year 2022.

Corporate Governance

Director Independence

None of our directors qualified as an “independent director” under the rules of NASDAQ, Marketplace Rule 4200(a).

Nominating Committee

We do not presently have a nominating committee. Our Board of Directors currently acts as our nominating committee.

Audit Committee

We do not presently have an audit committee. Our Board of Directors currently acts as our nominating committee.

Legal Proceeding

None.

Market Price of and dividends on the registrant’s common equity and related shareholder matters

Market Information

Trans Global Group Inc. is currently listed under OTC Pink tier of OTC markets, ticker symbol “TGGI.” The quotation of our common share does not assure a meaningful, consistent and liquid trading market currently exist. We cannot predict whether a more active market for our common share will develop in the future. In absence of an active trading market,

(1)	Investor may have difficulty buying or selling or obtaining market quotation,

(2)	Market visibility of our common share may be limited which may have a depressive effect on the market price for our common share.

Our common stock is currently quoted on the OTC market “Pink Sheets” under the symbol TGGI. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Price Range
Period	High	Low
Year ended December 31, 2020
Second Quarter	$0.0002	0.0000
Third Quarter	$0.0003	0.0000
Fourth Quarter	$0.0005	0.0001

Year ended December 31, 2021
First Quarter	$0.0100	0.0003
Second Quarter	$0.0074	0.0021
Third Quarter	$0.0267	0.0018
Fourth Quarter	$0.0298	0.0051

Period ended June 30, 2022
First Quarter	$0.022	0.007
Second Quarter	$0.0188	0.0072

The closing market price of our common stock on June 30, 2022 was $0.0100.

As mentioned in Item 1.01, an additional 1,465,761,690 restricted common shares were issued to the shareholder of ZXGBVI upon the acquisition. All additional issued common shares of TGGI are restricted from one-year from the date of filing hereof, assuming certain other conditions are met.

Signature Stock Transfer, Inc, 14673 Midway Road ~ Suite 220 Addison, Texas 75001, is the registrar and transfer agent of our common share.

Holders

As of June 30, 2022, we had approximately 70 shareholders of our common shares, including the shares held in street name by brokerage firm. The holders of common share are entitled to one vote for each share held for record on all matters submitted to a vote of shareholders. Holders of the common share have no pre-emptive rights and no right to convert their common share into any other securities. There are no redemption or sinking fund provisions applicable to the common share.

Dividends

We have not issued any dividends, and have no plans of paying cash dividends in the future.

Securities authorized for issuance under equity compensation plan

As of June 30, 2022, the Company has no securities authorized either previously approved or disapproved for issuance under equity compensation plan.

Penny Stock Regulations

Our shares of common stock are subject to the “penny stock” rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Recent Sales of Unregistered Securities

On July 12, 2022, Trans Global Group Inc.. (“TGGI,” or the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with ZXG Holdings Limited (“ZXGBVI”), a British Virgin Island limited liability company, Southsea Global Limited (the “ZXGBVI Shareholder”), Mrs. Woo Shuk Fan, the sole officer, director, and shareholder of Southsea. Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of ZXGBVI was exchanged for 1,465,761,690 shares of common stock of the Company at the Closing issued to the ZXGBVI Shareholder. The transaction has been accounted for as a recapitalization of the Company, whereby TGGI is the accounting acquirer.

Description of securities

The following is a summary description of our capital stock and certain provisions under the laws of the State of Delaware where the Company was incorporated. The following discussion is qualified in its entirety by reference to such exhibits.

General

We have authorized 99,995,000,000 shares of common stock with par value $0.001 per share. As of June 30, 2022    , the Company had issued and outstanding 20,665,578,306 shares of common stock issued and outstanding. We have authorized 0 shares of Series A Preferred Stock. As of June 30, 2022, the Company has issued and outstanding 0 shares of preferred stock.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share rateably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of our common stock, as such, have no conversion, pre-emptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Preferred Stock

The holders of our Series B and AA preferred stock are entitled to 6,000 and 60,000 votes for each share held of record on all matters to be voted on by stockholders. The Series B and AA preferred stock also convert into common stock at a rate of 6,000 and 60,000 for one. The holders of our preferred stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up of our company, the holders of preferred stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Series A preferred stock.

Indemnification of Directors and Officers

In accordance with our bylaws and the Delaware General Corporation Law, to the fullest extent permitted by law, the Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suitor proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), liability, loss, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect of any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Such indemnity shall inure to the benefit of the heirs, executors and administrators of any director or officer so indemnified pursuant to le. The right to indemnification under this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified. Such indemnification and advancement of expenses shall be in addition to any other rights to which those directors and officers seeking indemnification and advancement of expenses may be entitled under any law, agreement, vote of stockholders, or otherwise.

Any repeal or amendment of the applicable Article of the bylaws by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or amendment. In addition to the foregoing, the right to indemnification and advancement of expenses shall be to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law and all amendments to such laws as hereafter enacted from time to time.

Indemnification against Public Policy

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defence of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and the shareholders (through shareholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 1.01 which is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

None.

Item 5.06 Change in Shell Company Status

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Share Exchange, we have ceased to be a shell company. The information contained in this Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired

The audited financial statements of ZXG Holdings Limited as of December 31, 2021 and 2020 are appended to this report beginning on page 40. The audited financial statements of ZXG Holdings Limited as of December 31, 2021 and 2020 were audited by Enrome LLP.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors

Trans Global Group Inc. and Its Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying Combined balance sheets of ZXG Holdings Limited (the Target Group) as of December 31, 2021 and 2020 and the related Combined statement of income and other comprehensive loss, change in shareholders’ deficit and cash flows for the years ended December 31, 2021 and 2020, and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the Combined financial position of the Target Group at December 31, 2021 and 2020, and the Combined results of its operations and its cash flows for the years ended December 31, 2021 and 2020, in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).

Substantial doubt about the Target Group’s ability to continue as a going concern

The accompanying consolidated financial statements have been prepared assuming that Target Group will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Target Group has net current liabilities of $856,588 and stockholders’ deficit of $770,687. These factors raise substantial doubt about the Target Group’s ability to continue as a going concern. Management’s plans in regard to this matter are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Target Group’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Target Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Target Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Target Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Enrome LLP

We have served as the Target Group’s auditor since 2022.

Singapore

August 08, 2022

ZXG HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2021 AND 2020

	As of December 31,
	2021	2020

Assets
Current assets
Cash and cash equivalents	$303,143	$190
Accounts receivable	47,584	-
Prepayments	170,372	-
Other receivables, net	401,554	431,192
Amount due from the related parties	51,250	46,824
Total current assets	973,903	478,206

Non-current assets
Operating lease right-of-use assets	146,549	-
Total Assets	$1,120,452	$478,206

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable, net	$402,826	$-
Accrued liabilities	32,890	9,704
Customer advances	1,307,359	1,249,646
Amount due to the related parties	1,200	1,532
Operating lease obligations – current	86,216	-
Total current liabilities	1,830,491	1,260,882

Non-current liabilities
Operating lease obligations– non-current	60,648	-
Total Liabilities	1,891,139	1,260,882

Stockholders’ Deficit
Paid in capital	339,774	339,774
Accumulated other comprehensive loss	(55,464)	(34,290)
Accumulated deficit	(1,054,997)	(1,088,160)
Total stockholders’ deficit	(770,687)	(782,676)

Total Liabilities and Stockholders’ Deficit	$1,120,452	$478,206

The accompanying notes are an integral part of these financial statements.

ZXG HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

 FOR THE YEAR ENDED DECEMBER 31, 2021 AND 2020

	Year ended December 31,
	2021	2020

Revenues	$2,445,552	$286,509
Cost of revenues	602,919	46,731
Gross profit	1,842,633	239,778

Operating expenses:
Selling and marketing expenses	1,523,108	1,095,984
General and administrative expenses	297,207	143,991
Operating expenses	1,820,315	1,283,975

Operating income (loss)	22,318	(1,044,197)

Other income (expenses):
Other income	11,272	1,141
Interest income	268	81
Other expenses	(695)	(407)
Other income, net	10,845	815

Income (loss) before income tax	33,163	(1,043,382)

Income tax expense	-	-

Net income (loss)	$33,163	$(1,043,382)

Other comprehensive income (loss):
Foreign currency translation income (loss)	(21,174)	(36,547)

Total comprehensive income (loss)	$11,989	$(1,079,929)

The accompanying notes are an integral part of these financial statements.

ZXG HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021 AND 2020

		Accumulated		Total
	Paid-in Capital	Other Comprehensive Income (Loss)	Accumulated Deficit	Stockholders’ Equity (Deficit)
Balance as of December 31, 2019	$114,719	$2,257	$(44,778)	$72,198
Additional paid-in capital during the year 2021	225,055	-	-	225,055
Net loss	-	-	(1,043,382)	(1,043,382)
Foreign currency translation adjustment	-	(36,547)	-	(36,547)
Balance as of December 31, 2020	$339,774	$(34,290)	$(1,088,160)	$(782,676)
Net income	-	-	33,163	33,163
Foreign currency translation adjustment	-	(21,174)	-	(21,174)
Balance as of December 31, 2021	$339,774	$(55,464)	$(1,054,997)	$(770,687)

The accompanying notes are an integral part of these financial statements.

ZXG HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021 AND 2020

	Year ended December 31,
	2021	2020

Cash flows from operating activities
Net income (loss)	$33,163	$(1,043,382)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Non-cash lease expenses	30,091	-
Changes in operating assets and liabilities
Accounts receivable	(46,866)	-
Prepayments	(167,800)
Other receivables, net	40,785	(341,815)
Inventories	-	6,664
Accounts payable	396,745	-
Accrued liabilities and other payables	22,575	1,845
Customer advances	23,241	1,178,888
Operating lease obligations	(27,221)	-
Net cash provided by (used in) operating activities	304,713	(197,800)

Cash flows from investing activities
Advanced to the related parties	(3,100)	(35,119)
Net cash used in investing activities	(3,100)	(35,119)

Cash flows from financing activities
Investment from immediate holding company	-	225,055
Advanced from the related parties	(368)	1,449
Net cash (used in) provided by financing activities	(368)	226,504

Effect of exchange rate changes on cash and cash equivalents	1,708	5,321
Net changes in cash and cash equivalents	302,953	(1,094)
Cash and cash equivalents-beginning of the period	190	1,284

Cash and cash equivalents-ended of the period	$303,143	$190

Supplementary cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash investing and financing activities:
Expenses paid by the related parties on behalf of the Company	$1,550	$4,389
Remeasurement of operating lease obligation and right-of-use asset due to lease termination	174,501	-

The accompanying notes are an integral part of these financial statements.

ZXG HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 FOR THE YEAR ENDED DECEMBER 31, 2021 AND 2020

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

On April 20, 2022, Mrs. Woo Shuk Fan (Mrs. Woo) to be the member of Southsea Global Limited in British Virgin Islands. Mrs. Woo in turn incorporated ZXG Holding Ltd (“ZXGBVI”) in Birtish Virgin Islands on May 16, 2022. Mrs. Woo in turn acquired Hong Kong Zuixiangui International Holding Co Ltd (“ZXGHK”) on June 1, 2022, and Zui Xian Gui International Holding (Shenzhen) Co., Ltd (“ZXGWOFE”) and reorganized these entities with ZXGBVI being a holding entity with the solely shareholder. As a result of the reorganization, ZXGBVI owns 100% interest in ZXGHK and ZXGHK owns 100% interest in ZXGWOFE and ZXGWOFE owns 100% interest in ZXGSZ.

On June 30, 2022, we consummated a share exchange pursuant to a Share Exchange Agreement among the Company, ZXGBVI and the shareholder of ZXGBVI, pursuant to which we acquired all the ordinary shares of ZXGBVI in exchange for the issuance to the shareholder of ZXGBVI of an aggregate of 1,465,761,690 shares of the Company. The shareholder a selling shareholder in this report and is not an affiliate. As a result of the transactions contemplated by the Share Exchange, ZXGBVI became a wholly-owned subsidiary of the Company. Such reorganization was completed on June 30, 2022.

The Company’s year-end is December 31.

NOTE 2 – GOING CONCERN UNCERTAINTIES

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As reflected in the accompanying consolidated financial statements, the Company has net current liabilities of $856,588 and stockholders’ deficit of $770,687 as at December 31, 2021. Management believes these factors raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months.

The continuation of the Company as a going concern through the next twelve months is dependent upon (1) the continued financial support from its stockholders or its ability to obtain external financing, and (2) further implement management’s business plan to extend its operations and generate sufficient revenues to meet its obligations. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be neither any assurances to that effect, nor any assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and fulfilment of obligations in the normal course of business. The realization of assets and fulfilment of obligations in the normal course of business is dependent on, among other things, the Company’s ability to generate sufficient cash flows from operations, and the Company’s ability to arrange adequate financing arrangements.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. The Company will be required to continue to do so until its operations become profitable. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated. The results of subsidiaries acquired during the respective periods are included in the consolidated statements of operations from the effective date of acquisition or up to the effective date of disposal, as appropriate. The portion of the income or loss applicable to noncontrolling interests in subsidiaries is reflected in the consolidated statements of operations.

As of December 31, 2021, details of the Company’s major subsidiaries were as follows:

Entity Name	Date of Incorporation	Parent Entity	Nature of Operation	Place of Incorporation
ZXG Holdings Limited (“ZXGBVI”)	May 16, 2022	Southsea Global Ltd.	Investment holding	The British Virgin Islands (“BVI”)
Hong Kong Zuixiangui International Holding Co., Ltd. (“ZXGHK”)	March 22, 2021	ZXG Holdings Limited	Investment holding	Hong Kong, PRC
Zui Xian Gui International Holding (Shenzhen) Ltd. (“ZXGWFOE”)	September 15, 2021	Hong Kong Zuixiangui International Holding Co., Ltd.	Investment holding	PRC
Shenzhen Zui Xian Gui Brewery Technology Ltd. (“ZXGSZ”)	July 24, 2019	Zui Xian Gui International Holding (Shenzhen) Ltd.	Trading of beverages	PRC

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to income taxes and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Foreign currency translation and re-measurement

The functional currency of the Company is the Chinese Renminbi (“RMB”).

The Company, whose translates their accounts into the U.S. dollar as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date
●	Equities at the historical rate
●	Revenue and expense items at the average rate of exchange prevailing during the period

Adjustments arising from such translations are included in accumulated other comprehensive income in stockholders’ equity.

	As of and for the year ended December 31,
	2021	2020
Spot USD: RMB exchange rate	$6.35510	$6.52860
Average USD: RMB exchange rate	$6.45250	$6.90320

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in translation.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, demand deposits placed with banks or other financial institutions and have original maturities of less than three months. The Company’s primary bank deposits are located in the PRC. On December 31, 2021, and 2020, the Company’s cash equivalents totaled $303,143 and $190, respectively.

Operating leases

The Company recognizes its leases in accordance with ASC 842 - Leases. Under ASC 842, operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. The initial lease liability is equal to the future fixed minimum lease payments discounted using the Company’s incremental borrowing rate, on a secured basis. The lease term includes option renewal periods and early termination payments when it is reasonably certain that the Company will exercise those rights. The initial measurement of the ROU asset is equal to the initial lease liability plus any initial direct costs and prepayments, less any lease incentives. The Company elected the short-term lease exemption for contracts with lease terms of 12 months or less. The Company accounts for the lease and non-lease components of its leases as a single lease component. Lease expense is recognized on a straight-line basis over the lease term.

Revenue recognition

The Company follows the guidance of ASC 606, revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Under Topic 606, revenues are recognized when the promised products have been confirmed of delivery or services have been transferred to the consumers in amounts that reflect the consideration the customer expects to be entitled to in exchange for those services. The Company presents value added taxes (“VAT”) as reductions of revenues. The Company recognizes revenues net of value added taxes (“VAT”) and relevant charges.

We generate revenue primarily from the sales of beverages directly to agents, wholesalers and end users. We recognize product revenue at a point in time when the control of the products has been transferred to customers. The transfer of control is considered complete when products have been picked up by or delivered to our customers. We account for packaging, shipping and handling fees as a fulfillment cost.

Contract liabilities

Contract liabilities consist mainly of advances from customers. On certain occasions, the Company may receive prepayments from downstream retailers or wholesales customers for wines prior to them taking possession of the Company’s products. The Company records these receipts as customer advances until the control of the products has been transferred the customers. As of December 31, 2021 and 2020, the Company had customer advances of $1,307,359 and $1,249,646, respectively. During the years ended December 31, 2021 and 2020, the Company recognized $1,072,122 and $3,116, respectively, of customer advances in the opening balance.

Selling and marketing expenses

Selling and marketing expenses amounted to $1,523,108 and $1,095,984 for the years ended December 31, 2021 and 2020, respectively. Selling and distribution costs are expensed as incurred and included in selling expenses.

General and administrative expenses

General and administrative expenses consist primarily of salary and welfare for general and administrative personnel, rental expenses, entertainment expenses, general office expenses and professional service fees.

Value-added taxes

Revenue is recognized net of value-added taxes (“VAT”). The VAT is based on gross sales price and VAT rates applicable to the Company is 3% for the period from the beginning of July 2019 till the end of February 2020, then changed to 1% from the beginning of 2020 till the end of December 2021. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded as VAT payable if output VAT is larger than input VAT and is recorded as VAT recoverable if input VAT is larger than output VAT. For entities that are VAT small taxpayers, VAT rate applicable is 3% for the period from the beginning of July 2019, then during the COVID-19, the small taxpayers are allowed to enjoy the preferred tax policy, tax rate from 3% to 1% for the period from March 1, 2020 to December 31, 2021. All of the VAT returns filed by the Company’s subsidiaries in the PRC, have been and remain subject to examination by the PRC tax authorities for five years from the date of filing. VAT payables are included in accrued liabilities.

Income taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions quarterly to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Earnings (loss) per Share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Related party transactions

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that impact the Company’s operations.

NOTE 4 – ACCOUNTS RECEIVABLES

Accounts receivable consisted of the following as of December 31, 2021 and 2020:

	2021	2020

Accounts receivable	$47,584	$-

NOTE 5 – PREPAYMENTS

Prepayments consisted of the following as of December 31, 2021 and 2020:

	2021	2020

Prepayments	$170,372,	$-

Balance of prepayments represented the advanced payments to suppliers.

NOTE 6 – OTHER RECEIVABLES, NET

Other receivables consisted of the following as of December 31, 2021 and 2020:

	2021	2020

Other receivables	$487,140	$431,192
Less: Allowance for doubtful accounts	(85,586)	-
Other receivables, net	$401,554	$431,192

Balance of other receivables included deposit of office rent and JD platform, and FA consulting fee.

NOTE 7 – AMOUNT DUE FROM THE RELATED PARTY

		2021	2020

Guizhou Zui Xian Gui Liquor Co., Ltd.	Ren Chen is the legal representative and shareholder of the Guizhou Zui Xian Gui Liquor Co., Ltd	$51,250	$46,824
Total amount due from the related party		$51,250	$46,824

The amount due from the related party is unsecured with non-interest bearing.

NOTE 8 – ACCOUNTS PAYABLE

Accounts payable consisted of the following as of December 31, 2021 and 2020:

	2021	2020

Accounts payable	$402,826	$-

NOTE 9 – ACCRUED LIABILITIES

Accrued liabilities consisted of the following as of December 31, 2021 and 2020:

	2021	2020

Accrued liabilities	$32,890	$9,704

Balance of accrued liabilities included the accrual staff’s salaries & individual tax, and VAT surcharge taxes.

NOTE 10 – CUSTOMER ADVANCES

Customer advances consisted of the following as of December 31, 2021 and 2020:

	2021	2020

Customer advances	$1,307,359	$1,249,646

Balance of customers advances are the prepayment from the customers which are expected to be recognized as revenue during the year of 2022.

NOTE 11 – AMOUNT DUE TO THE RELATED PARTIES

As of December 31, 2021 and 2020, the amount due to the related parties are $1,200 and $1,532, respectively, which are unsecured with non-interest bearing.

NOTE 12 – INCOME TAXES

The Company’s primary operations are in the PRC, and in accordance with the relevant tax laws and regulations. The corporate income tax rate for each country is as follows:

The British Virgin Islands

Under the current laws of the British Virgin Islands, ZXG Holding Ltd. is registered as a BVI business company which governs by the International Business Companies Act of British Islands and there is no income tax charged in British Virgin Islands.

Hong Kong

Hong Kong Zuixiangui International Holding Co., Ltd. is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on its assessable income.

People’s Republic of China

Zui Xian Gui International Holding (Shenzhen) Ltd. and Shenzhen Zui Xian Gui Brewery Technology Ltd. are operating in the People’s Republic of China (“PRC”) subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China with a unified statutory income tax rate of 25%. During the year ended December 31, 2021, the operations in People’s Republic of China generated the net income of $23,688 which can be used to offset the brought forwards accumulated losses in the previous 5 years that started from year 2020 to year 2016.

The following tables provide the reconciliation of the differences between the statutory and effective tax expenses for the year ended December 31, 2021 and 2020:

	2021	2020

Income (loss) attributed to PRC operations	$33,163	$(1,043,382)
PRC Statutory tax at 25% rate	8,291	-
Effect of PRC deductions and other reconciling items	(8.291)	-
Income tax	$-	$-

The difference between the U.S. federal statutory income tax rate and the Company’s effective tax rate was as follows for the year ended December 31, 2021 and 2020:

	2021	2020

U.S. federal statutory income tax rate	21.0%	21.0%
Higher rate in PRC, net	4.0%	4.0%
Reconciling items, net operating losses in PRC, election to not recognize tax asset	-25.0%	-25.0%
The Company’s effective tax rate	-%	-%

NOTE 13 – OPERATING LEASES

As of December 31, 2021, the Company has one operating lease agreements for office space in PRC with remaining lease terms of 20 months. The operating lease agreement entered with a non-related party, is for the premises in Shenzhen City, PRC from September 1, 2021 to August 31, 2023, the monthly rent expense of RMB48,040 (approximately $7,445).

The components of lease expense and supplemental cash flow information related to leases for the year ended December 31, 2021 and 2020 are as follows:

Other information for the three months ended	2021	2020

Cash paid for amounts included in the measurement of lease obligations	$29,781	$-
Weighted average remaining lease term (in years)	1.67	-
Weighted average discount rate	4.75%	-%

Maturities of the Company’s lease obligations as of December 31, 2021 are as follows:

Year ending December 31,
2022	$91,341	$-
2023	61,733	-
Thereafter	-	-
Total lease payment	153,074	-
Less: Imputed interest	(6,211)	-
Operating lease obligations	$146,863	$-

ZXG HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2022 AND DECEMBER 31, 2021

	As of
	June 30	December 31
	2022	2021
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$52,523	$303,143
Accounts receivable	-	47,584
Prepayments	174,760	170,372
Other receivables, net	183,203	401,554
Amount due from the related parties	48,616	51,250
Total current assets	459,102	973,903

Non-current assets
Property and equipment	819	-
Operating lease right-of-use assets	98,458	146,549
Total Assets	$558,379	$1,120,452

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, net	$354,600	$402,826
Accrued liabilities	21,061	32,890
Customer advances	236,281	1,307,359
Amount due to the related parties	-	1,200
Operating lease obligations – current	84,651	86,216
Total current liabilities	696,593	1,830,491

Non-current liabilities
Operating lease obligations– non-current	14,554	60,648
Total Liabilities	711,147	1,891,139

Stockholders’ Deficit
Paid in capital	339,774	339,774
Accumulated other comprehensive loss	(37,884)	(55,464)
Accumulated deficit	(454,658)	(1,054,997)
Total stockholders’ deficit	(152,768)	(770,687)

Total Liabilities and Stockholders’ Equity	$558,379	$1,120,452

The accompanying notes are an integral part of these financial statements.

ZXG HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

 FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022 AND 2021

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$311,698	$-	$1,774,588	$-
Cost of revenues	59,698	-	369,117	-
Gross profit	252,000	-	1,405,471	-

Operating expenses:
Selling and marketing expenses	352,115	13,279	718,368	17,632
General and administrative expenses	(31,062)	18,627	81,800	30,618
Operating expenses	321,053	31,906	800,168	48,250

Operating (loss) income	(69,053)	(31,906)	605,303	(48,250)

Other income (expenses):
Other income	1,100	-	1,106	5
Interest income	52	3	181	4
Other expenses	(6,049)	(36)	(6,251)	(65)
Other expenses, net	(4,897)	(33)	(4,964)	(56)

(Loss) income before income tax	(73,950)	(31,939)	600,339	(48,306)

Income tax expense	-	-	-	-

Net (loss) income	$(73,950)	$(31,939)	$600,339	$(48,306)

Other comprehensive (loss) income:
Foreign currency translation (loss) income	(88,307)	(11,650)	17,580	(8,586)

Total comprehensive (loss) income	$(152,768)	$(43,589)	$617,919	$(56,892)

The accompanying notes are an integral part of these financial statements.

ZXG HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022 AND 2021

Three and six months ended June 30, 2022

		Accumulated		Total
	Paid-in Capital	Other Comprehensive Income (Loss)	Accumulated Deficit	Stockholders’ Equity (Deficit)
Balance as of December 31, 2021 (Audited)	$339,774	$(55,464)	$(1,054,997)	$(770,687)
Net income	-	-	674,289	674,289
Foreign currency translation adjustment	-	105,887	-	105,887
Balance as of March 31, 2022 (Unaudited)	$339,774	$50,423	$(380,708)	$9,489
Net income	-	-	(73,950)	(73,950)
Foreign currency translation adjustment	-	(88,307)	-	(88,307)
Balance as of June 30, 2022 (Unaudited)	$339,774	$(37,884)	$(454,658)	$(152,768)

Three and six months ended June 30, 2021

		Accumulated		Total
	Paid-in Capital	Other Comprehensive Income (Loss)	Accumulated Deficit	Stockholders’ Equity (Deficit)
Balance as of December 31, 2020 (Audited)	$339,774	$(34,290)	$(1,088,160)	$(782,676)
Net loss	-	-	(16,367)	(16,367)
Foreign currency translation adjustment	-	3,064	-	3,064
Balance as of March 31, 2021 (Unaudited)	$339,774	$(31,226)	$(1,104,527)	$(795,979)
Net income	-	-	(31,939)	(31,939)
Foreign currency translation adjustment	-	(11,650)	-	(11,650)
Balance as of June 30, 2021 (Unaudited)	$339,774	$(42,876)	$(1,136,466)	$(839,568)

The accompanying notes are an integral part of these financial statements.

ZXG HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

	Six months ended June 30,
	2022	2021
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income (loss)	$600,340	$(48,306)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Non-cash lease expenses	45,093	-
Changes in operating assets and liabilities
Accounts receivable	214,463	-
Prepayments	(181,276)	(970)
Other receivables	205,085	(69,068)
Accounts payable	(28,550)	-
Accrued liabilities and other payables	(10,517)	54,620
Customer advances	(1,041,319)	22,453
Operating lease obligations	(41,607)	-
Net cash used in operating activities	(238,288)	(41,271)

Cash flows from investing activities
Advanced to related parties	-	48,072
Net cash provided by investing activities	-	48,072

Cash flows from financing activities
Advanced from related parties	(1,181)	(1,545)
Net cash used in financing activities	(1,181)	(1,545)

Effect of exchange rate changes on cash and cash equivalents	(11,151)	14
Net changes in cash and cash equivalents	(256,620)	5,270
Cash and cash equivalents-beginning of the period	303,143	190

Cash and cash equivalents-ended of the period	$52,523	$5,460

Supplementary cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash investing and financing activities:
Expenses paid by the related parties on behalf of the Company	$-	$-
Remeasurement of operating lease obligation and right-of-use asset due to lease termination	$-	$-

The accompanying notes are an integral part of these financial statements.

ZXG HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

On April 20, 2022, Mrs. Woo Shuk Fan (Mrs. Woo) to be the memeber of Southsea Global Limited in Birtish Virgin Islands. Mrs. Woo in turn incorporated ZXG Holding Ltd (“ZXGBVI”) in Birtish Virgin Islands on May 16, 2022. Mrs. Woo in turn acquired Hong Kong Zuixiangui International Holding Co Ltd (“ZXGHK”) on June 1, 2022, and Zui Xian Gui International Holding (Shenzhen) Co., Ltd (“ZXGWOFE”) and reorganized these entities with ZXGBVI being a holding entity with the solely shareholder. As a result of the reorganization, ZXGBVI owns 100% interest in ZXGHK and ZXGHK owns 100% interest in ZXGWOFE and ZXGWOFE owns 100% interest in ZXGSZ.

On June 30, 2022, we consummated a share exchange pursuant to a Share Exchange Agreement among the Company, ZXGBVI and the shareholder of ZXGBVI, pursuant to which we acquired all the ordinary shares of ZXGBVI in exchange for the issuance to the shareholder of ZXGBVI of an aggregate of XXX shares of the Company. The shareholder a selling shareholder in this report and is not an affiliate. As a result of the transactions contemplated by the Share Exchange, ZXGBVI became a wholly-owned subsidiary of the Company. Such reorganization was completed on June 30, 2022.

The Company’s year-end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and fulfilment of obligations in the normal course of business. The realization of assets and fulfilment of obligations in the normal course of business is dependent on, among other things, the Company’s ability to generate sufficient cash flows from operations, and the Company’s ability to arrange adequate financing arrangements.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. The Company will be required to continue to do so until its operations become profitable. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated. The results of subsidiaries acquired during the respective periods are included in the consolidated statements of operations from the effective date of acquisition or up to the effective date of disposal, as appropriate. The portion of the income or loss applicable to noncontrolling interests in subsidiaries is reflected in the consolidated statements of operations.

As of June 30, 2022, details of the Company’s major subsidiaries were as follows:

Entity Name	Date of Incorporation	Parent Entity	Nature of Operation	Place of Incorporation
ZXG Holdings Limited (“ZXGBVI”)	May 16, 2022	Southsea Global Ltd.	Investment holding	The British Virgin Islands (“BVI”)
Hong Kong Zuixiangui International Holding Co., Ltd. (“ZXGHK”)	March 22, 2021	ZXG Holdings Limited	Investment holding	Hong Kong, PRC
Zui Xian Gui International Holding (Shenzhen) Ltd. (“ZXGWOFE”)	September 15, 2021	Hong Kong Zuixiangui International Holding Co., Ltd.	Investment holding	PRC
Shenzhen Zui Xian Gui Brewery Technology Ltd. (“ZXGSZ”)	July 24, 2019	Zui Xian Gui International Holding (Shenzhen) Ltd.	Trading of beverages	PRC

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to income taxes and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Foreign currency translation and re-measurement

The functional currency of the Company is the Chinese Renminbi (“RMB”).

The Company, whose translates their accounts into the U.S. dollar as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date
●	Equities at the historical rate
●	Revenue and expense items at the average rate of exchange prevailing during the period

Adjustments arising from such translations are included in accumulated other comprehensive income in stockholders’ equity.

	As of and for the year ended June 30,
	2022	2021
Spot USD: RMB exchange rate	$6.6994	$6.5528
Average USD: RMB exchange rate	$6.4586	$6.4834

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in translation.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, demand deposits placed with banks or other financial institutions and have original maturities of less than three months. The Company’s primary bank deposits are located in the PRC. On June 30, 2022, and 2021, the Company’s cash equivalents totalled $52,523 and $303,143, respectively.

Operating leases

The Company recognizes its leases in accordance with ASC 842 - Leases. Under ASC 842, operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. The initial lease liability is equal to the future fixed minimum lease payments discounted using the Company’s incremental borrowing rate, on a secured basis. The lease term includes option renewal periods and early termination payments when it is reasonably certain that the Company will exercise those rights. The initial measurement of the ROU asset is equal to the initial lease liability plus any initial direct costs and prepayments, less any lease incentives. The Company elected the short-term lease exemption for contracts with lease terms of 12 months or less. The Company accounts for the lease and non-lease components of its leases as a single lease component. Lease expense is recognized on a straight-line basis over the lease term.

Revenue recognition

The Company follows the guidance of ASC 606, revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Under Topic 606, revenues are recognized when the promised products have been confirmed of delivery or services have been transferred to the consumers in amounts that reflect the consideration the customer expects to be entitled to in exchange for those services. The Company presents value added taxes (“VAT”) as reductions of revenues. The Company recognizes revenues net of value added taxes (“VAT”) and relevant charges.

We generate revenue primarily from the sales of beverages directly to agents, wholesalers and end users. We recognize product revenue at a point in time when the control of the products has been transferred to customers. The transfer of control is considered complete when products have been picked up by or delivered to our customers. We account for packaging, shipping and handling fees as a fulfillment cost.

Contract liabilities

Contract liabilities consist mainly of advances from customers. On certain occasions, the Company may receive prepayments from downstream retailers or wholesales customers for wines prior to them taking possession of the Company’s products. The Company records these receipts as customer advances until the control of the products has been transferred the customers. As of June 30, 2022, and 2021, the Company had customer advances of $236,281 and $1,307,359, respectively. During the six months ended June 30, 2022, and 2021, the Company recognized $1,239,588 and $Nil, respectively, of customer advances in the opening balance.

Value-added taxes

Revenue is recognized net of value-added taxes (“VAT”). The VAT is based on gross sales price and VAT rates applicable to the Company is 3% for the period from the beginning of July 2019 till the end of February 2020, then changed to 1% from the beginning of 2020 till the end of December 2021, and changed to 13% from January 2022. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded as VAT payable if output VAT is larger than input VAT and is recorded as VAT recoverable if input VAT is larger than output VAT. For entities that are VAT small taxpayers, VAT rate applicable is 3% for the period from the beginning of July 2019, then during the COVID-19, the small taxpayers are allowed to enjoy the preferred tax policy, tax rate from 3% to 1% for the period from March 1, 2020 to December 31, 2021. All of the VAT returns filed by the Company’s subsidiaries in the PRC, have been and remain subject to examination by the PRC tax authorities for five years from the date of filing. VAT payables are included in accrued liabilities.

Income taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions quarterly to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Earnings (loss) per Share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Related party transactions

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that impact the Company’s operations.

NOTE 4 – ACCOUNTS RECEIVABLES

Accounts receivable consisted of the following as of June 30, 2022, and December 31, 2021:

	2022	2021

Accounts receivable	$-	$47,584

NOTE 5 – PREPAYMENTS

Prepayments consisted of the following as of June 30, 2022, and December 31, 2021:

	2022	2021

Prepayments	$174,760,	$170,372

Balance of prepayments represented the advanced payments to suppliers.

NOTE 6 – OTHER RECEIVABLES, NET

Other receivables consisted of the following as of June 30, 2022, and December 31, 2021:

	2022	2021

Other receivables	$212,446	$487,140
Less: Allowance for doubtful accounts	(29,243)	(85,586)
Other receivables, net	$183,203	$401,554

Balance of other receivables included deposit of office rent and FA consulting fee.

NOTE 7 – AMOUNT DUE FROM THE RELATED PARTIES

Amount due from the related party consisted of the following as of June 30, 2022, and December 31, 2021:

		2022	2021

Guizhou Zui Xian Gui Liquor Co., Ltd.	Ren Chen is the legal representative and shareholder of the Guizhou Zui Xian Gui Liquor Co., Ltd	$48,616	$51,250
Total amount due from the related parties		$48,616	$51,250

The amount due from the related parties are unsecured with non-interest bearing.

NOTE 8 – ACCOUNTS PAYABLE

Accounts payable consisted of the following as of June 30, 2022, and December 31, 2021:

	2022	2021

Accounts payable	$354,600	$402,826

NOTE 9 – ACCRUED LIABILITIES

Accrued liabilities consisted of the following as of June 30, 2022, and December 31, 2021:

	2022	2021

Accrued liabilities	$21,061	$32,890

Balance of accrued liabilities included the accrual staff’s salaries & individual tax, and VAT surcharge taxes.

NOTE 10 – CUSTOMER ADVANCES

Customer advances consisted of the following as of June 30, 2021 and December 31, 2020:

	2022	2021

Customer advances	$236,281	$1,307,359

Balance of customers advances are the prepayment from the customers which are expected to be recognized as revenue during the year of 2022.

NOTE 11 – AMOUNT DUE TO THE RELATED PARTY

As of June 30, 2022 and December 31, 2021, the amount due to the related party are $0 and $1,200, respectively, which are unsecured with non-interest bearing.

NOTE 12 – INCOME TAXES

The Company’s primary operations are in the PRC, and in accordance with the relevant tax laws and regulations. The corporate income tax rate for each country is as follows:

The British Virgin Islands

Under the current laws of the British Virgin Islands, ZXG Holding Ltd. is registered as a BVI business company which governs by the International Business Companies Act of British Virgin Islands and there is no income tax charged in British Virgin Islands.

Hong Kong

Hong Kong Zuixiangui International Holding Co., Ltd. is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on its assessable income.

People’s Republic of China

Zui Xian Gui International Holding (Shenzhen) Ltd. and Shenzhen Zui Xian Gui Brewery Technology Ltd. are operating in the People’s Republic of China (“PRC”) subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China with a unified statutory income tax rate of 25%. During the period ended March 31, 2021, the operations in People’s Republic of China generated the net income of $674,289 which can be used to offset the brought forwards accumulated losses in the previous 5 years that started from year 2021 to year 2017.

The following tables provide the reconciliation of the differences between the statutory and effective tax expenses for the six months ended June 30, 2022, and 2021:

	2022	2021

Income (loss) attributed to PRC operations	$600,339	$(48,306)
PRC Statutory tax at 25% rate	150,085	-
Effect of PRC deductions and other reconciling items	(150,085)	-
Income tax	$-	$-

The difference between the U.S. federal statutory income tax rate and the Company’s effective tax rate was as follows for the three months ended March 31, 2022, and 2021:

	2022	2021

U.S. federal statutory income tax rate	21.0%	21.0%
Higher rate in PRC, net	4.0%	4.0%
Reconciling items, net operating losses in PRC, election to not recognize tax asset	-25.0%	-25.0%
The Company’s effective tax rate	-%	-%

NOTE 13 – OPERATING LEASES

As of June 30, 2022, the Company has one operating lease agreements for office space in PRC with remaining lease terms of 14 months. The operating lease agreement entered with a non-related party, is for the premises in Shenzhen City, PRC from September 1, 2021 to August 31, 2023, the monthly rent expense of RMB48,040 (approximately $7,445).

The components of lease expense and supplemental cash flow information related to leases for the six months ended June 30, 2022 and 2021 are as follows:

Other information for the six months ended June 30,	2022	2020

Cash paid for amounts included in the measurement of lease obligations	$44,629	$-
Weighted average remaining lease term (in years)	1.17	-
Weighted average discount rate	4.75%	-%

Maturities of the Company’s lease obligations as of March 31, 2022 are as follows:

Year ending June 30,
2023	$87,542	$-
2024	14,640	-
Thereafter	-	-
Total lease payment	102,182	-
Less: Imputed interest	(3,724)	-
Operating lease obligations	$98,458	$-

NOTE 13 – SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, Subsequent Events, the Company has analysed its operations subsequent to June 30, 2022 to the date these condensed consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these condensed consolidated financial statements.

Item 9.01 (b) Pro forma financial information. The pro forma financial information required by this Item 9.01(b) are appended to this report beginning on page 51. The unaudited pro forma financial information required by this Item 9.01(b) were reviewed by BF Borgers CPA PC.

Pro Forma Combined Financial Statements

The following pro forma balance sheet and proforma income statements have been derived from the financial statements of Trans Global Group Inc. at December 31, 2021, and adjusts such information to give the effect of the acquisition of TCGI and ZXG Holdings Limited, as if the acquisition had occurred at June 30, 2022. The following pro forma EPS statement has been derived from the income statements of TCGI and ZXG Holdings Limited and adjusts such information to give the effect that the acquisition by Trans Global Group Inc. at January 1, 2021 and December 31, 2021, respectively. The pro forma balance sheet and EPS statement is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at December 31, 2021 or January 1, 2021.

TRANS GLOBAL GROUP INC. AND ZXG HOLDINGS LIMITED

PROFORMA CONSOLIDATED BALANCE SHEETS

FOR THE YEAR ENDED DECEMBER 31, 2021

	TGGI	ZXG	Adjustments	Combined
	December 31	December 31	December 31	December 31
	2021	2021	2021	2021
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$-	$303,143	$-	$303,143
Accounts receivable	-	47,584	-	47,584
Prepayments	-	170,372	-	170,372
Other receivables, net	-	401,554	-	401,554
Amount due from the related parties	-	51,250	-	51,250
Total current assets	-	973,903	-	973,903

Non-current assets
Intangible assets	-	-	11,597,106	11,597,106,
Operating lease right-of-use assets	-	146,549	-	146,549
Total Assets	-	1,120,452	$11,597,106	$12,717,558

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, net	$-	$402,826	$-	$402,826
Accrued liabilities and other payables	18,000	32,890	-	50,890
Customer advances	-	1,307,359	-	1,307,359
Amount due to the related parties	60,170	1,200	-	61,370
Operating lease obligations – current	-	86,216	-	86,216
Total current liabilities	78,170	1,830,491	-	1,908,661

Non-current liabilities
Operating lease obligations– non-current	-	60,648	-	60,648
Total Liabilities	78,170	1,891,139	-	1,969,309

Stockholders’ Deficit
Preferred stock Series A, par value, $0.001	22	-	-	22
Common stock, par value $0.001	866,558	-	117,260	983,818
Additional paid in capital	215,523	339,774	11,479,846	12,035,143
Accumulated other comprehensive income (loss)	-	(55,464)	-	(55,464)
Accumulated deficit	(1,160,273)	(1,054,997)	-	(2,215,270)
Total stockholders’ equity (deficit)	(78,170)	(770,687)	11,597,106	10,748,249

Total Liabilities and Stockholders’ Equity	$-	$1,120,452	$-	$12,717,558

Notes

(a)	To record the issuance of 1,465,761,690 TGGI shares each to ZXG Holdings Limited (“ZXG”), and to eliminate the capital structure of ZXG and TCGI. The resulting goodwill was allocated 100% to intangible assets

TRANS GLOBAL GROUP INC. AND ZXG HOLDINGS LIMITED

PROFORMA STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2021

	TGGI	ZXG	Adjustments	Combined
	December 31	December 31	December 31	December 31
	2021	2021	2021	2021
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Revenues	$-	$2,445,552	$-	$2,445,552
Cost of revenues	-	602,919	-	602,919
Gross profit	-	1,842,633	-	1,842,633

Operating expenses:
Selling and marketing expenses	-	1,523,108	-	1,523,108
General and administrative expenses	48,938	297,207	-	346,145
Operating expenses	48,938	1,820,315	-	1,869,253

Operating (loss) income	(48,938)	22,318	-	(26,620)

Other income (expenses):
Other income	-	11,272	-	11,272
Interest income	-	268	-	268
Other expenses	-	(695)	-	(695)
Other income, net	-	10,845	-	10,845

(Loss) income before income tax	$(48,938)	$33,163	$-	$(15,775)

Income tax expense	-	-	-	-

Net (loss) income	(48,938)	33,163	-	(15,775)

Other comprehensive income:
Foreign currency translation income	-	(21,174)	-	(21,174)

Total comprehensive (loss) income	$(48,938)	$11,989	$-	$(36,949)

Basic and diluted loss per common share	$-	$-	$-	$

Weighted average	$-	$-	$-	$

Notes:

(a)	to record amortization of intangible assets using an estimated five year life calculated as if the acquisition had occurred at the beginning of the period

(b)	to record the issuance of acquisition shares

(d) Exhibit

Exhibit No.	Description
3.1	Articles of Incorporation of the Company Inc., as amended
3.2	Bylaws of the Company
3.3	Certificate of Incorporation of ZXG Holdings Limited
3.4	Memorandum and Articles of Association of ZXG Holdings Limited.
4.1	Share Exchange Agreement

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Trans Global Group Inc..

Date: August 8, 2022	/s/ Chen Ren
	By:	Chen Ren, Chief Executive Officer